Exhibit 4.1

THE SHERIDAN GROUP, INC.

(as Issuer)

$150,000,000
12.500% Senior Secured Notes due 2014

_____________

INDENTURE

Dated as of April 15, 2011

_____________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(as Trustee and Notes Collateral Agent)

i

EXHIBITS

EXHIBIT A	FORM OF NOTE

EXHIBIT B	FORM OF CERTIFICATE OF TRANSFER

EXHIBIT C	FORM OF CERTIFICATE OF EXCHANGE

EXHIBIT D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

EXHIBIT E	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

EXHIBIT F	FORM OF INTERCREDITOR AGREEMENT

CROSS-REFERENCE TABLE*

TIA Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.8; 7.10
(b)	7.8; 7.10; 12.2
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.5
(b)	12.3
(c)	12.3
313(a)	7.6
(b)(1)	N.A.
(b)(2)	7.6, 7.7
(c)	7.5, 7.6; 12.2
(d)	7.6
314(a)	4.3; 4.4; 12.2
(b)	N.A.
(c)(1)	12.4
(c)(2)	12.4
(c)(3)	N.A.
(d)	10.5
(e)	12.5
(f)	N.A.
315(a)	7.1(b)
(b)	7.5; 12.2
(c)	7.1(a)
(d)	7.1(c)
(e)	6.11
316(a)(last sentence)	2.9
(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	6.3
317(a)(1)	6.8
(a)(2)	6.9
(b)	2.4
318(a)	12.1
(c)	12.1
_____________________________
N.A. means not applicable
_____________________________

*	This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

v

INDENTURE, dated as of April 15, 2011, among The Sheridan Group, Inc., a Maryland corporation (the “Issuer”), the Guarantors (as defined herein), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 12.500% Series A Senior Secured Notes due 2014 (the “Series A Notes”) and the 12.500% Series B Senior Secured Notes due 2014 (the “Series B Notes,” and together with the Series A Notes, the “Notes”):

ARTICLE I
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.1	Definitions

“144A Global Note” means one or more Global Notes bearing the Private Placement Legend that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“501 Global Note” means one or more Global Notes bearing the Private Placement Legend that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Accrued Bankruptcy Interest” means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Issuer or any of the Subsidiaries or any parent under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

“Acquired Indebtedness” means Indebtedness of any Person existing at the time such Person becomes a Subsidiary of the Issuer, including by designation, or is merged or consolidated into or with the Issuer or one of the Subsidiaries; provided that, for the avoidance of doubt, if such Indebtedness is repurchased, redeemed, retired or otherwise repaid at the time, or immediately upon consummation, of the transaction by which such Person is merged with or into or became a Subsidiary of the Issuer, then such Indebtedness shall not constitute Acquired Indebtedness. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from a Person or the date the acquired Person becomes a Subsidiary.

“Acquisition” means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

“Additional Notes” means additional notes in an unlimited principal amount having substantially identical terms (other than issuance price, issuance dates and the dates from which Interest will accrue) to the Notes which may be issued after the Issue Date pursuant to this Indenture (other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes).  All references herein to “Notes” shall be deemed to include Additional Notes.

“Adverse Tax Determination” means a determination, made in good faith, by the Chief Financial Officer of Holdco to the effect that a pledge of more than 65% of the Voting Equity Interests of any foreign subsidiary or guarantee of the Notes by any foreign subsidiary is reasonably expected to result in material adverse federal income tax consequences for the U.S. federal consolidated group consisting solely of Holdco and the Issuer Affiliated Group.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, will mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise or (b) beneficial ownership of 10% or more of the voting securities of such Person.  Notwithstanding the foregoing, “Affiliate” shall not include Wholly Owned Subsidiaries.

“Agent” means any Registrar, Paying Agent or co-registrar.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.

“Applicable Value” means the greatest of the aggregate principal amount, par value, book value as carried by the Issuer or market value, as applicable, of Capital Stock of a subsidiary.

“Asset Sale” means the conveyance, sale, transfer, assignment or other disposition of, directly or indirectly, any of the property, business or assets of the Issuer or the Subsidiaries, including by

(1)            merger or consolidation (in the case of a Guarantor or one of the Subsidiaries);

(2)           the (x) sale or other transfer or issuance of any Equity Interests of any of the Subsidiaries, whether by the Issuer or by any of the Subsidiaries or through the issuance, sale or transfer of Equity Interests by any of the Subsidiaries or (y) sale or other transfer of any Unrestricted Subsidiary by the Issuer or any of the Subsidiaries (in each case, other than (i) directors’ qualifying shares; and (ii) Equity Interests of Foreign Subsidiaries issued, sold or transferred to foreign shareholders if ownership of such Equity Interests by such foreign shareholders is required by applicable laws in the jurisdiction where such Foreign Subsidiary is organized or conducts its business); or

(3)           any sale-leaseback transaction.

“Average Life” means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

“Bank Collateral Agent” means either the collateral agent, if any, or the lender under the Credit Agreement.

“Bank Priority Collateral” has the meaning assigned to it in the Intercreditor Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, codified at 11 U.S.C. §101-1330, as amended.

“Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

 “Beneficial Owner” or “beneficial owner” has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not otherwise applicable.

“Board of Directors” means, with respect to any Person, the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) or any committee of the board of directors of such Person (or if such Person is not a corporation, any committee of the equivalent board of managers or members or body performing similar functions for such Person) authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person).

“Broker-Dealer” means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.

“BRS Group” means (i) Bruckmann, Rosser, Sherrill & Co., LLC and Bruckmann, Rosser, Sherrill & Co. II, L.P. and their respective Affiliates and (ii) any investment vehicle that is managed (whether through ownership of securities having a majority of the voting power or through management of investments) by any of the Persons listed in clause (i), but excluding any portfolio companies (other than the Issuer) of any Person listed in clause (i) or (ii).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or other government action to close.

“Capital Expenditures” means, for any period, the sum of

(1)           the aggregate amount of all expenditures of the Issuer and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures; and

(2)           the aggregate amount of all Capitalized Lease Obligations of the Issuer and its Subsidiaries incurred during such period.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means, (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock issued by such Person, (ii) with respect to a Person that is a limited liability company, any and all membership interests in such Person, and (iii) with respect to any other Person, any and all partnership, joint venture or other equity interests of such Person.

“Cash Equivalent” means:

(1)           United States dollars,

(2)           securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof),

(3)           securities issued or directly and fully guaranteed or insured by any state of the United States of America or any agency or instrumentality thereof and that are rated within one of the two highest ratings for such securities by Standard & Poor’s Corporation or Moody’s Investors Service, Inc.,

(4)           demand and time deposits, certificates of deposit, bankers’ acceptances issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus in excess of $500,000,000,

(5)           commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc.,

(6)           repurchase obligations with a term of not more than seven days for underlying securities of the types described in (2) through (4) above entered into with any financial institution meeting the qualifications specified in (4) above, or

(7)           money market funds, at least 95% of the assets of which constitute Cash Equivalents of the kinds described in (1) through (6) of this definition,

and in the case of Cash Equivalents of the kinds described in each of (2), (3), (4) and (5) maturing within one year after the date of acquisition thereof.

“Change of Control” means:

(1)           (A)           prior to the first public offering of common stock of the Issuer, one or more Permitted Holders, in the aggregate, cease to be entitled, by “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act and as described in the proviso below) of the Issuer’s Voting Equity Interests, contract or otherwise, to elect or designate for election a majority of the Issuer’s Board of Directors, or cease to beneficially own a majority of the aggregate voting power of the Issuer’s Voting Equity Interests, whether as a result of issuance of securities of the Issuer, any merger, consolidation, liquidation or dissolution of the Issuer, any direct or indirect transfer of securities by the Permitted Holders or otherwise, provided that for purposes of this clause (A) and clause (B) below, the Permitted Holders shall be deemed to beneficially own any Voting Equity Interests of any entity held by any other entity (the “parent entity”) so long as the Permitted Holders beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate a majority of the voting power of the Voting Equity Interests of such parent entity, or

(B)           after the first public offering of common stock of the Issuer after the Issue Date, (i) any Person, other than one or more Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (B) such Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the aggregate voting power of the Issuer’s Voting Equity Interests, and (ii) one or more Permitted Holders “beneficially own” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act and as described in the proviso to clause (A) above), directly or indirectly, in the aggregate a lesser percentage of the aggregate voting power of the Issuer’s Voting Equity Interests than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Issuer’s Board of Directors,

(2)           the Continuing Directors cease for any reason to constitute a majority of the Issuer’s Board of Directors then in office,

(3)           the approval by the holders of Capital Stock of the Issuer of any plan or proposal for liquidation, winding up or dissolution of the Issuer,

(4)           any merger or consolidation of the Issuer with or into another Person or the merger of another Person with or into the Issuer, or the sale of all or substantially all of the Issuer’s assets (determined on a consolidated basis) to another Person (other than, in all such cases, one or more Permitted Holders) other than:

(A)           in the case of a merger or consolidation transaction, holders of securities that represented 100% of the aggregate voting power of the Issuer’s Voting Equity Interests immediately prior to such transaction (together with holders of nonvoting securities that were convertible into the Issuer’s Voting Equity Interests immediately prior to such transaction) own directly or indirectly at least a majority of the aggregate voting power of the Voting Equity Interests of the surviving Person in such merger or consolidation transaction immediately after such transaction or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Issuer’s Board of Directors, or

(B)           in the case of a sale of assets transaction, each transferee is Holdco (provided, that immediately after such transaction, one or more Permitted Holders are the Beneficial Owners’ of a majority of the Voting Equity Interest of such Person) or a Permitted Holder, or

(5)           the failure of Holdco to own directly or indirectly 100% of the Issuer’s Equity Interests.

“Clearstream” means Clearstream Banking Luxembourg, Société Anonyme, or any successor securities clearing agency.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all assets and other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations is granted or purported to be granted under any Collateral Agreement.

“Collateral Agreements” means, collectively, all mortgages, deeds of trust, security agreements (including the Security Agreement), pledge agreements (including the Holdco Pledge Agreement), control agreements, collateral assignment agreements and other agreements, instruments, financing statements and other documents evidencing, creating, setting forth or limiting any Lien on Collateral in favor of the Notes Collateral Agent (or, in the case of mortgages, deeds of trust or similar agreements, in favor of the Notes Collateral Agent or another trustee thereunder), for the benefit of the Holders.

“Comparable Treasury Issue” means the United States Treasury security selected by a Reference Treasury Dealer appointed by the Issuer as having a maturity comparable to the remaining term of the Notes (as if the final maturity of the Notes was April 15, 2012) that would be utilized at the time of the selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes (as if the final maturity of the Notes was April 15, 2012).

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or (2) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the reference Treasury Dealer Quotations (as defined below) for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (B) if the Issuer obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“consolidated” means, with respect to the Issuer, the consolidation of the accounts of the Subsidiaries with those of the Issuer, all in accordance with GAAP; provided, that “consolidated” will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of the Issuer.

“Consolidated Coverage Ratio” of any Person on any date of determination (the “Transaction Date”) means the ratio of (a) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person’s Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

(1)           Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date will be given pro forma effect as if they had occurred on the first day of the Reference Period without giving effect to clause (c) of the definition of “Consolidated Net Income,”

(2)           the incurrence, assumption, guarantee, repayment, repurchase or redemption of any Indebtedness (including the issuance, repurchase or redemption of any Disqualified Capital Stock) and the use of proceeds therefrom, occurring during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (including any such transaction giving rise to the need to calculate the Consolidated Coverage Ratio), other than Indebtedness incurred under any revolving credit agreement or similar facility for working capital purposes, shall be given effect as if it had occurred on the first day of the Reference Period, and

(3)           the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed as if the average monthly rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, provided, that if such Person or any of the Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, then such rate (whether higher or lower) shall be used.

“Consolidated EBITDA” means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted for purposes of determining Consolidated Net Income), without duplication, the sum of:

(1)           consolidated income tax expense,

(2)           the amount of Permitted Tax Payments to Holdco,

(3)           consolidated depreciation and amortization expense (including amortization expense associated with the purchase accounting write-up of tangible and intangible assets),

(4)           Consolidated Fixed Charges,

(5)           restructuring charges (as determined in accordance with GAAP) relating to the consolidation of operations or reduction in head-count,

(6)           all other non-cash charges reducing Consolidated Net Income for such period (A) including, but not limited to, (i) non-cash charges attributable to the grant, exercise or repurchase of options for or shares of Qualified Capital Stock to or from employees of such Person and its Consolidated Subsidiaries determined in accordance with GAAP, (ii) unrealized losses resulting solely from the marking to market of derivative securities or securities held in deferred compensation plans, (iii) non-cash charges associated with the amortization or write-off of deferred financing costs and debt issuance costs of such Person and its Consolidated Subsidiaries during such period, and (iv) non-cash charges associated with the purchase accounting write-up of inventory, but (B) excluding non-cash charges that require an accrual of or a reserve for cash charges for any future periods and normally occurring accruals such as reserves for accounts receivable,

(7)           any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its Consolidated Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness,

(8)           all costs and expenses incurred in connection with (A) the issuance of the Notes on the Issue Date and the Exchange Notes therefor, the refinancing of the Existing Credit Agreement (including, for the avoidance of doubt, the attempted refinancing of the Existing Credit Agreement and the Existing Notes) and the related tender offer, consent solicitation and redemption of the Existing Notes and (B) any potential transaction to sell all or substantially all of the Issuer and the Subsidiaries (whether by merger, sale of Capital Stock, sale of assets or otherwise), and

(9)           Management Fees,

less

(1)           all non-cash items increasing Consolidated Net Income for such period (including unrealized gains resulting solely from the marking to market of derivative securities or securities held in deferred compensation plans), and

(2)           the amount of all cash payments made by such Person or any of the Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior period;

provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly Owned Subsidiary shall only be added to the extent of such Person’s equity interest in such Subsidiary.  Notwithstanding the foregoing, Consolidated EBITDA of the Issuer for the period of four consecutive fiscal quarters of the Issuer ended (i) March 31, 2011, shall be deemed to be equal to the Consolidated EBITDA of the Issuer for the fiscal quarter of the Issuer ended March 31, 2011 plus $28,869,000, (ii) June 30, 2011, shall be deemed to be equal to the Consolidated EBITDA of the Issuer for the two consecutive fiscal quarters of the Issuer ended June 30, 2011 plus $18,896,000, and (iii) September 30, 2011, shall be deemed to be equal to the Consolidated EBITDA of the Issuer for the three consecutive fiscal quarters of the Issuer ended June 30, 2011 plus $9,485,000.

“Consolidated Fixed Charges” of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

(a)           interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following paragraph, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period:

(i)           (A) including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letters of credit financings, and (4) net cash costs paid to unwind Interest Swap and Hedging Obligations existing on and prior to the Issue Date, and (B) net of the effect of all payments made or received pursuant to Interest Swap and Hedging Obligations, in each case to the extent attributable to such period, but

(ii)           excluding amortization or write-off of deferred financing costs and debt issuance costs of such Person and the Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and the Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness, plus

(b)           the product of (x) the amount of all cash dividends (other than dividends paid by the Subsidiaries to the Issuer or to the Issuer’s Wholly Owned Subsidiaries) paid by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in reasonable good faith by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Leverage Ratio” of any Person on any date of determination (the “Transaction Date”) means the ratio of (a) the Consolidated Net Debt of such Person as of the Transaction Date to (b) the aggregate amount of Consolidated EBITDA of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period; provided, however that the calculation of clause (b) above shall be made on a pro forma basis to give effect to such adjustments described in the proviso to the definition of the term “Consolidated Coverage Ratio.”

“Consolidated Net Debt” of any Person on any date of determination (the “Transaction Date”) the excess of (x) the consolidated Indebtedness of such Person as of the Transaction Date over (y) unrestricted cash and Cash Equivalents of such Person and its Consolidated Subsidiaries as of the Transaction Date that are not subject to any Lien other than Permitted Liens described in clauses (f) and (g) of the definition thereof, in each case, determined on a pro forma basis to give effect to all transactions that are contemplated to be effected on such date (including the incurrence of any Indebtedness and the application of the proceeds therefrom).

“Consolidated Net Income” means, with respect to any specified Person for any period, the net income (or loss) of such specified Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, less an amount equal to the amount of Permitted Tax Payments to Holdco made in such period by the referent Person, and adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

(a)           all after-tax gains or losses which are either extraordinary (as determined in accordance with GAAP) or are unusual and nonrecurring (including any gain or loss from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any Capital Stock),

(b)           the net income of any specified Person, other than a Consolidated Subsidiary, in which such specified Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such specified Person or a Consolidated Subsidiary of such specified Person during such period, but in any case not in excess of such specified Person’s pro rata share of such specified Person’s net income for such period,

(c)           the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition,

(d)           the net income of any of such specified Person’s Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, provided that, for the avoidance of doubt, (i) such Person’s equity in the net income of any such Consolidated Subsidiary for such period shall be included in determining Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Consolidated Subsidiary consistent with such restrictions during such period to the Issuer or another Consolidated Subsidiary as a dividend or other distribution (subject, in the case of a dividend or distribution paid to another Consolidated Subsidiary, to the limitations set forth in this clause (d)) and (ii) the Issuer’s equity in a net loss of any such Consolidated Subsidiary for such period shall be included in determining Consolidated Net Income,

(e)           the net income of any Unrestricted Subsidiary,

(f)           after-tax gains and losses from Asset Sales or abandonments or reserves relating thereto,

(g)           any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date,

(h)           income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued),

(i)           all gains and losses realized on or because of the purchase or other acquisition by such Person or any of its Subsidiaries of any securities of such Person or any of its Subsidiaries,

(j)           the cumulative effect of a change in accounting principles,

(k)           interest expense attributable to dividends on Qualified Capital Stock pursuant to Statement of Financial Accounting Standards No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,”

(l)           non-cash charges resulting from the impairment of intangible assets, and

(m)           in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

“Consolidated Net Worth” of any Person at any date means the aggregate consolidated stockholders’ equity of such Person (including in all cases Preferred Stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), the amount of any such stockholders’ equity attributable to Disqualified Capital Stock or treasury stock of such Person and its Consolidated Subsidiaries.

“Consolidated Subsidiary” means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

“Consolidated Working Capital” means, with respect to any Person, at any date, the excess of (a) the sum of all amounts (other than cash and cash equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries on such date other than the current portion of any long-term Indebtedness.

“Continuing Directors” means during any period of 24 consecutive months after the Issue Date, individuals who at the beginning of any such 24-month period constituted the Issuer’s Board of Directors (together with any new directors whose election by the Issuer’s Board of Directors or whose nomination for election by the Issuer’s stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the Issuer’s assets, if such agreement was approved by a vote of such majority of directors).

“contractually subordinate” means subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the dated hereof is located at 525 William Penn Place, 38th Floor, Pittsburgh, PA 15259, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Credit Agreement” means the Third Amended and Restated Revolving Credit Agreement, dated as of the Issue Date, among The Sheridan Group, Inc. and Bank of America, N.A., including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, lenders or representatives thereof, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term “Credit Agreement” shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

(1)           extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

(2)           adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Issuer and the Subsidiaries and their respective successors and assigns,

(3)           increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would be permitted by clause (b) of Section 4.7; or

(4)           otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of this Indenture.

Notwithstanding anything to the contrary in the foregoing, each such amendment, restatement, amendment and restatement, renewal, extension, restructuring, supplement, modification, refunding, refinancing and replacement shall only be permitted so long as the Credit Agreement remains a revolving credit facility (which may include letters of credit and swing-line loan subfacilities), but for the avoidance of doubt shall not constitute or include any term loan or debt securities facility, subfacility, financing or refinancing.

“Credit Documents” means, collectively, the Credit Agreement, letters of credit, notes, collateral documents, guarantees, interest rate protection agreements and other agreements and instruments entered into under or in connection with the Credit Agreement from time to time, in each case as the same may be amended, restated, modified, supplemented, refinanced and/or replaced from time to time consistent with the provisions of the Intercreditor Agreement.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Definitive Note” means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 3 and 4 thereof.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” will mean or include such successor.

“Disqualified Capital Stock” means with respect to any Person, Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased by such Person or any of the Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the Notes; provided, however, only the portion of Capital Stock which is so redeemable or repurchasable prior to such date will be deemed to be Disqualified Capital Stock. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require the Issuer to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that the Issuer may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as are required to be purchased pursuant to the provisions of this Indenture as described under Sections 4.13 and 4.14 .

“Distribution Compliance Period” means the 40-day restricted period as defined in Regulation S.

“Domestic Subsidiary” means any Subsidiary of the Issuer which is not a Foreign Subsidiary.

“DTC” means the Depository Trust Company and any successor thereto.

“Equity Interests” means Capital Stock of such Person and all warrants, options or other rights to acquire such Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

“Event of Loss” means, with respect to any property or asset, (1) any loss, destruction or damage of such property or asset, (2) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset or (3) any settlement in lieu of clause (2) above, in each case, having a fair market value or resulting in gross proceeds in excess of $1,000,000.

“Excess Cash Flow” means with respect to any Person, for any period and without duplication, the excess of (i) Consolidated EBITDA (less all non-cash items to the extent that such non-cash items increased Consolidated EBITDA) of the Issuer for such period plus or minus, respectively, any net decrease or increase in the Consolidated Working Capital of the Issuer for such period over (ii) the sum (without duplication) of (A) the aggregate amount of Capital Expenditures and other expenditures made in cash by the Issuer and its Subsidiaries during such period (other than any Capital Expenditure made in reliance on clause (i), (ii) or (iii) of the first sentence of Section 4.22, but only to the extent such items did not increase Consolidated EBITDA), (B) Consolidated Fixed Charges paid in cash by the Issuer and its Subsidiaries during such period, (C) the aggregate amount (without duplication) of all income and franchise taxes paid (and Permitted Tax Payments to Holdco made) in cash by the Issuer and its Subsidiaries during such period, (D) the aggregate purchase price of any Notes purchased in cash (and cancelled) during such period by the Issuer in the open market or pursuant to one or more tender offers (other than tender offers made in connection with any Asset Sale Offer, Change of Control Offer or Excess Cash Flow Offer), (E) the aggregate redemption price paid for any Notes redeemed in cash during such period pursuant to one or more optional redemptions described in Sections 3.7(a) and 3.8, and (F) the aggregate principal amount of all Indebtedness repaid in cash (other than with the proceeds of the Notes, any Asset Sale or any Event of Loss) under the Credit Agreement made during such period and, to the extent such Indebtedness is revolving in nature, accompanied by a concurrent corresponding permanent reduction in the commitment relating thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Series B Notes, issued pursuant to an Exchange Offer and identical in all respects to the Series A Notes (including with respect to the Guarantees), except (i) that such securities shall have been registered pursuant to an effective registration statement under the Securities Act, (ii) that such securities shall not contain a restrictive legend thereon, (iii) that such securities shall not contain provisions relating to the accrual or payment of Liquidated Damages and (iv) Interest on each Exchange Note shall accrue from the last Interest Payment Date on which Interest was paid on the Notes surrendered in exchange therefor or, if no Interest has been paid on the Notes, from the date of original issue of the Notes.

“Exchange Offer” means an offer that may be made by the Issuer pursuant to the Registration Rights Agreement to exchange Exchange Notes for Series A Notes.

“Exchange Offer Registration Statement “ shall have the meaning set forth in the Registration Rights Agreement.

“Excluded Assets” means:

(1)           any Capital Stock of a subsidiary of the Issuer or any Guarantor, except to the extent described in the three paragraphs immediately following this sentence;

(2)           assets secured by Purchase Money Indebtedness pursuant to Permitted Liens described in clause (h)(1) of the definition thereof so long as such Permitted Liens are in effect and such Purchase Money Indebtedness otherwise prohibits any other Liens thereon;

(3)           leasehold estates in real property existing on the Issue Date and any additional leasehold estates in real property acquired by the Issuer or any Guarantor after the Issue Date, unless the Notes Collateral Agent (acting at the direction of the reasonable discretion of Holders holding at least 25% in aggregate principal amount of the Notes then outstanding) requests that the Issuer or such Guarantor provide the Notes Collateral Agent with a lien upon and security interest in such leasehold estate so that such leasehold estate shall become additional Collateral (and the Issuer in the Collateral Agreements will agree to notify the Notes Collateral Agent of the acquisition by it or any of the Guarantors of any leasehold estate in real property); provided that the Issuer or such Guarantor shall not be required to provide the Notes Collateral Agent with a Lien upon and security interest in any leasehold estate with respect to which the Issuer or such Guarantor has not obtained, to the extent required by the terms of the applicable lease (after using commercially reasonable efforts to obtain, which shall not require any payment to the landlord to obtain such consent), the consent of the lessor to grant a Mortgage in such leasehold estate;

(4)           any assets, leases, permits, licenses or other contracts or agreements or other assets or property to the extent that a grant of a Lien thereon under the Collateral Agreements (i) is prohibited by law, or (ii) would require the consent of third parties and such consent has not been obtained after the Issuer has used commercially reasonable efforts to try to obtain such consent, or (iii) other than as a result of requiring a consent of third parties that has not been obtained, would result in a breach of the provisions thereof, or constitute a default under or result in a termination of, such lease, permit, license, contract or agreement (other than to the extent that any such provisions thereof would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction (the “UCC”) or any other applicable law or principles of equity); provided, that, immediately upon the ineffectiveness, lapse or termination of such prohibition, the provisions that would be so breached or such breach, default or termination or immediately upon the obtaining of any such consent, the Excluded Assets shall not include, and the Issuer or applicable Guarantor, as the case may be, shall be deemed to have granted a security interest in, all such leases, permits, licenses, other contracts and agreements and such other assets and property as if such prohibition, the provisions that would be so breached or such breach, default or termination had never been in effect and as if such consent had not been required;

(5)           (i) deposit and securities accounts the balance of which consists exclusively of (x) withheld income taxes and federal, state or local employment taxes in such amounts as are required to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of the Issuer or any of the Guarantors, and (y) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of the Issuer or any Guarantor, and (ii) all segregated deposit accounts constituting (and the balance of which consists solely of funds set aside in connection with) tax accounts, and trust accounts;

(6)           any trucks, service vehicles, automobiles, rolling stock or other registered mobile equipment or equipment covered by certificates of title or ownership of the Issuer or any Guarantor;

(7)           deposit accounts (i) the balance of which consists of amounts to fund employee payroll and (ii) the purpose of which is to temporarily hold funds on behalf of, and the balance of which consists exclusively of funds of, customers of the Issuer or the Guarantors; and

(8)           any assets or property the cost of obtaining a security interest in (including adverse tax consequences) exceeds the value of the security to be afforded thereby;

provided, that notwithstanding anything to the contrary, no asset described in clauses (1) through (5) above shall constitute an “Excluded Asset” (other than Capital Stock of a subsidiary that does not constitute Collateral due to the limitations described under the immediately succeeding paragraph) if such asset is subject to a Permitted Lien described in clause (l) of the definition thereof.

The Capital Stock of the subsidiaries will constitute Collateral only to the extent that such Capital Stock can secure the Notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other law, rule or regulation) requiring separate financial statements of such subsidiary to be filed with the SEC (or any other governmental agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, modified or interpreted which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any subsidiary due to the fact that such subsidiary’s Capital Stock secure the Notes, then the Capital Stock of such subsidiary shall automatically be deemed not to be, and not to have been, part of the Collateral but only to the extent necessary to not be subject to such requirement. In such event, the Collateral Agreements may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to release the Liens on the shares of Capital Stock that are so deemed to no longer constitute, and not to have constituted, part of the Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such subsidiary, then the Capital Stock of such subsidiary shall automatically be deemed to be a part of the Collateral but only to the extent permitted so as not to be subject to any such financial statement requirement. In such event, the Collateral Agreements may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to subject to the Liens under the Collateral Agreements such additional Capital Stock.

Not in limitation of the foregoing, but in furtherance thereof, as of the Issue Date, the Collateral will include shares of Capital Stock of the Subsidiaries only to the extent that the Applicable Value of such Capital Stock (on a subsidiary-by-subsidiary basis) is less than 20% of the aggregate principal amount of the Notes outstanding. Following the Issue Date, however, the portion of the Capital Stock of such subsidiaries constituting Collateral may decrease or increase as described above.

For any year for which there shall be an Adverse Tax Determination, the Collateral to the extent consisting of foreign subsidiaries will be limited to a pledge of 65% of the Voting Equity Interests of such foreign subsidiary held directly by the Issuer or any Guarantor, 100% of the nonvoting Equity Interests of such foreign subsidiary held directly by the Issuer or any Guarantor and 100% of any intercompany Indebtedness owed by such foreign subsidiary to the Issuer or any of the Guarantors.

“Exempted Affiliate Transaction” means:

(1)           customary compensation (including directors’ fees), benefits or indemnity arrangements provided to officers, directors or employees of Holdco, the Issuer or any Subsidiary (including employment agreements) approved by a majority of disinterested (as to such transactions) members of the Issuer’s Board of Directors;

(2)           Restricted Payments permitted under Section 4.9

(3)           transactions solely between or among the Issuer and any Subsidiary or solely among the Subsidiaries;

(4)           issuances or sales of Equity Interests (other than Disqualified Capital Stock) to Affiliates, employees, officers and directors of Holdco, the Issuer or any of the Subsidiaries;

(5)           the Management Agreement;

(6)           loans and advances (including payroll, travel and similar advances) to employees, directors, officers or consultants of Holdco, the Issuer or any Subsidiary of the types consistent with past practice in an aggregate amount not to exceed $500,000 outstanding at any one time;

(7)           any agreement (other than the Management Agreement) as in effect on the Issue Date among the Issuer and/or one or more Subsidiaries, on the one hand, and one or more Affiliates, on the other hand (including any amendments thereof so long as any such amendment is not more disadvantageous to the Issuer or the relevant Subsidiary or the Holders of the Notes in any material respect than the original agreement as in effect on the Issue Date); and

(8)           payments to Jefferies & Company, Inc., Jefferies Finance LLC and any of their respective Affiliates (other than JCP Group (for the avoidance of doubt, other than Jefferies & Company, Inc. and Jefferies Finance LLC) and any of its portfolio companies), for any investment banking, financing, investment, underwriting, placement agent, financial advisory or similar services, which payments are approved by a majority of disinterested members of the Issuer’s Board of Directors.

“Existing Credit Agreement” means the Second Amended and Restated Revolving Credit Agreement, dated as of June 16, 2009, by and among The Sheridan Group, Inc., and Bank of America, N.A.

“Existing Indebtedness” means the Indebtedness of the Issuer and the Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date (after giving effect to the transactions contemplated by the offering memorandum of the Issuer dated April 8, 2011, pursuant to which the Notes issued on the Issue Date were offered), reduced to the extent such amounts are repaid, refinanced or retired; provided that the Existing Notes shall be deemed to constitute “Existing Indebtedness” until ten days after the Issue Date.

“Existing Notes” means the Issuer’s 10.25% senior secured notes due 2011 that are governed by the Original Indenture.

“foreign subsidiary” means, with respect to any Person, any (i) subsidiary of such Person which is not organized under the laws of the United States, any state thereof or the District of Columbia, (ii) any Domestic Subsidiary of such Person substantially all of the assets of which consist directly or indirectly of shares of a subsidiary described in clause (i) of this definition and (iii) any subsidiary of such Person that is treated as disregarded for U.S. federal income tax purposes that owns more than 65% of the Voting Equity Interests of a subsidiary described in clauses (i) or (ii) of this definition.

“Foreign Subsidiary” means any Subsidiary of the Issuer which is a foreign subsidiary.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

“Global Notes” means one or more Notes in the form of Exhibit A hereto that includes the information referred to in footnotes 3 and 4 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Global Note Legend” means the legend set forth in Section 2.6(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.  When used with respect to the Notes, a “Guarantee” means a guarantee by the Guarantors of all or any part of the Notes, in accordance with Article XI hereof.

“Guarantor” means each of the Issuer’s present and future Subsidiaries that at the time are guarantors of the Notes in accordance with this Indenture.

“Holdco” means TSG Holdings Corp., a Delaware corporation.

“Holdco Pledge Agreement” means the pledge agreement, dated as of the Issue Date, by and between Holdco and the Notes Collateral Agent.

“Holder” means the Person in whose name a Note is registered in the register of the Notes.

“Indebtedness” of any specified Person means, without duplication,

(a)           all liabilities and obligations, contingent or otherwise, of such specified Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such specified Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such specified Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, or (3) representing the balance deferred and unpaid of the purchase price of any property or services, except (other than accounts payable or other obligations to trade creditors which have remained unpaid for greater than 90 days past their original due date unless such accounts payable or other obligations to trade creditors are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Issuer in accordance with GAAP) those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

(b)           all liabilities and obligations, contingent or otherwise, of such specified Person (1) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such specified Person with respect to any letter of credit;

(c)           all net obligations of such specified Person under Interest Swap and Hedging Obligations;

(d)           all liabilities and obligations of others of the kind described in any of the preceding clauses (a), (b) and (c) that such specified Person has guaranteed or provided credit support or that are otherwise its legal liability or that are secured by any assets or property of such specified Person;

(e)           any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

(f)           all Disqualified Capital Stock of such specified Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in reasonable good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. The accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount, the accrual of interest on Indebtedness, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Capital Stock or Preferred Stock, respectively, in each case in accordance with the original terms of such Indebtedness, Disqualified Capital Stock or Preferred Stock, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock or Preferred Stock.

“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

“Indenture Documents” means collectively, this Indenture, the Notes, the Guarantees, the Collateral Agreements, the Intercreditor Agreement and the Registration Rights Agreement.

“Indirect Participant” means an entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.

“Initial Purchaser” mean the initial purchaser of the Series A Notes under the Purchase Agreement, dated April 8, 2011, with respect to the Series A Notes.

“Institutional Accredited Investor” means an “accredited investor” as defined in Rule 501(a) (1),(2), (3), or (7) under the Securities Act, who is not also a QIB.

“Intercreditor Agreement” means that certain Intercreditor Agreement among the Issuer, the subsidiaries of the Issuer identified on the signature pages thereto, the Notes Collateral Agent and Bank of America, N.A., dated as of the date hereof, attached hereto as Exhibit F, including any amended or supplemented agreement or any replacement or substitute agreement in accordance with this Indenture, in each case substantially in the form of Exhibit F attached hereto.

“Interest” means the interest payable on the Notes.

“Interest Payment Date” means the stated due date of an installment of Interest on the Notes.

“Interest Record Date” means an Interest Record Date specified in the Notes, whether or not such date is a Business Day.

“Interest Swap and Hedging Obligation” means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

“Investment” by any specified Person in any other Person (including an Affiliate) means (without duplication):

(a)           the acquisition (whether by purchase, merger, consolidation or otherwise) by such specified Person (whether for cash, property, services, securities or otherwise) of Equity Interests, Capital Stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition;

(b)           the making by such specified Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding advances to officers and employees made in the ordinary course of business and accounts receivable, trade credit, endorsements for collection or deposits arising in the ordinary course of business);

(c)           other than guarantees of Indebtedness of the Issuer or any Guarantor to the extent permitted by Section 4.7, the entering into by such specified Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

(d)           the making of any capital contribution by such specified Person to such other Person; and

(e)           the designation by the Issuer’s Board of Directors of any Person to be an Unrestricted Subsidiary.

The Issuer shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither the Issuer nor any of the Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Issuer or a Subsidiary shall be deemed an Investment valued at its fair market value at the time of such transfer. The Issuer or any of the Subsidiaries shall be deemed to have made an Investment in a Person that is or was a Subsidiary or a Guarantor if, upon the issuance, sale or other disposition of any portion of the Issuer’s or any of the Subsidiary’s ownership in the Capital Stock of such Person, such Person ceases to be a Subsidiary or Guarantor, as applicable. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

“Issue Date” means the date of first issuance of the Notes under this Indenture.

“JCP Group” means (i) ING Furman Selz Investors III L.P., ING Barings Global Leveraged Equity Plan Ltd., ING Barings U.S. Leveraged Equity Plan LLC and FS Private Investments III LLC and any of their respective Affiliates, (ii) Jefferies Capital Partners IV L.P.,  JCP Partners IV LLC, Jefferies Employee Partners IV LLC and Jefferies Capital Partners LLC and any of their respective Affiliates and (iii) any investment vehicle that is managed (whether through ownership of securities having a majority of the voting power or through management of investments) by any of the Persons listed in clause (i) or (ii), but excluding any portfolio companies (other than the Issuer) of any Person listed in clause (i) (ii) or (iii).

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, real or personal, movable or immovable, now owned or hereafter acquired.

“Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Management Agreement” means the Management Agreement, dated as of August 21, 2003, by and among Bruckmann, Rosser, Sherrill & Co., LLC, FS Private Investments III LLC (d/b/a Jefferies Capital Partners) and the Issuer, as in effect on such date, without giving effect to any amendment or supplement thereto or modification thereof.

“Management Fees” shall mean any amounts paid in respect of the Management Agreement prior to the Issue Date.

“Mortgages” means the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents, in a form substantially similar to the Original Indenture Mortgages, securing Liens on the Premises, as well as the other Collateral secured by and described in the mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Cash Proceeds” means the aggregate amount of cash or Cash Equivalents received (a) by the Issuer in the case of a sale of Qualified Capital Stock of the Issuer, (b) by Holdco in the case of a sale of Qualified Capital Stock of Holdco, to the extent such cash and Cash Equivalents have been contributed by Holdco to the Issuer, and (c) by the Issuer and the Subsidiaries in respect of an Asset Sale or an Event of Loss (including, in the case of an Event of Loss, the insurance proceeds, but excluding any liability insurance proceeds payable to the Trustee for any loss, liability or expense incurred by it),

(a)           plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Issuer that were issued for cash after the Issue Date, the amount of cash originally received by the Issuer upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt),

(b)           less, in each case, the sum of all payments, fees and commissions and reasonable and customary expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock or Event of Loss, and

(c)           less, in the case of an Asset Sale or Event of Loss only:

(A)           the amount (estimated reasonably and in good faith by the Issuer) of income, franchise, sales and other applicable taxes required to be paid by the Issuer or any of the Issuer’s respective Subsidiaries in connection with such Asset Sale or Event of Loss in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes;

(B)           repayment of Indebtedness (including Purchase Money Indebtedness but not including the Credit Agreement or any Subordinated Indebtedness, unless such Subordinated Indebtedness is required to be repaid in connection with such Asset Sale (including to obtain a necessary consent to such Asset Sale or required by applicable law)) secured by a Permitted Lien on the asset disposed of in such Asset Sale or Event of Loss;

(C)           all distributions and other payments required to be made as a result of such Asset Sale or Event of Loss to minority interest holders in Subsidiaries or joint ventures having a beneficial interest in the assets subject to such Asset Sale or Event of Loss;

(D)           any reserve, established in accordance with GAAP, for adjustment in respect of the sale price of the property or other assets disposed in such Asset Sale, in accordance with the terms of the agreement governing such Asset Sale, and

(E)           appropriate amounts provided by the seller of the asset as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by the Issuer or any Subsidiary after such Asset Sale, including without limitation liabilities under any indemnification obligations associated with such Asset Sale.

“Non-U.S. Person” means any Person other than a U.S. Person.

“Notes Collateral Agent” means the Trustee acting as collateral agent for the benefit of the Holders of the Notes, under the Collateral Agreements.

“Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Obligation” means any principal, premium or Interest payment (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law), monetary penalty or damages due by the Issuer or any Guarantor under the terms of the Notes, this Indenture, the Collateral Agreements, the Intercreditor Agreement or the Registration Rights Agreement, including any Liquidated Damages due pursuant to the terms thereof.

“Offering” means the offering of the Notes by the Issuer.

“Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any Vice President of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, at least one of whom shall be the principal financial officer of the Issuer, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Trustee and/or the Notes Collateral Agent, who may be an employee of the Issuer and which opinion may be subject to certain customary exceptions and assumptions.

“Original Indenture” means that certain Indenture dated as of August 21 2003 (as supplemented and otherwise amended from time to time) by and among the Issuer (as successor to Sheridan Acquisition Corp.), the Guarantors (defined therein) and The Bank of New York Mellon Trust Company, N.A.

“Original Indenture Mortgages” means those mortgages, deeds of trust, deeds to secure Indebtedness or other similar documents delivered in connection with the Original Indenture.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Holders” means (1) the BRS Group, the JCP Group and their respective Affiliates, excluding any portfolio companies of any such Person, (2) any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of Section 4.14 hereof (or would result in a Change of Control Offer in the absence of the waiver of such requirement by Holders in accordance with Article IX hereof), following such acquisition and (3) Holdco.

“Permitted Indebtedness” means:

(a)           Existing Indebtedness;

(b)           Indebtedness evidenced by the Notes and the Guarantees issued pursuant to this Indenture (including the Exchange Notes and the related Guarantees) up to the amounts being issued on the Issue Date less any amounts repaid or retired;

(c)           Refinancing Indebtedness with respect to (i) any Existing Indebtedness, (ii) any Indebtedness described in clause (b) or (iii) any Indebtedness incurred pursuant to the Debt Incurrence Ratio test pursuant to Section 4.7 or (iv) any Indebtedness which was refinanced pursuant to this clause (c);

(d)           Indebtedness solely in respect of bankers’ acceptances, letters of credit, security for worker’s compensation claims, appeals bonds, surety bonds, insurance obligations or bonds and performance bonds and similar bonds and obligations, all in the ordinary course of business (including, without limitation, to maintain any licenses or permits) in accordance with customary industry practices, in amounts and for the purposes customary in the Issuer’s industry, in each case, to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness;

(e)           reimbursement obligations with respect to commercial letters of credit issued in the ordinary course of business; provided that upon drawing of such commercial letters of credit, such obligations are reimbursed within 30 days following such drawing;

(f)           (i)           Indebtedness incurred by the Issuer that is owed to (borrowed from) any Guarantor, provided, that such Indebtedness shall be unsecured and contractually subordinated in all respects to the Issuer’s obligations pursuant to the Notes and any event that causes such Guarantor no longer to be a Guarantor (including by designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by the Issuer of such Indebtedness and any guarantor thereof subject to Section 4.7,

(ii)           Indebtedness incurred by any Guarantor that is owed to (borrowed from) any other Guarantor or the Issuer, provided, that such Indebtedness shall be unsecured and contractually subordinated in all respects to such Guarantor’s obligations pursuant to such Guarantor’s Guarantee and any event that causes the Guarantor lender no longer to be a Guarantor (including a designation as an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such Guarantor borrower of such Indebtedness and any guarantor thereof subject to Section 4.7, and

(iii)           Indebtedness incurred by any Subsidiary and owed to (borrowed from) the Issuer or any Guarantor; provided, that the Investment in the form of the loan is a “Permitted Investment” (other than pursuant to clause (c), (l), (m) or (o) of the definition thereof) or is otherwise not prohibited at the time of incurrence by Section 4.9;

(g)           Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any fixed or floating rate Indebtedness that is permitted by this Indenture to be outstanding; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates;

(h)           Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn overnight against insufficient funds in the ordinary course of business so long as such Indebtedness is repaid within five Business Days after the incurrence thereof;

(i)           Indebtedness represented by Purchase Money Indebtedness in an aggregate principal amount, including all Refinancing Indebtedness incurred to repay, redeem, discharge, retire, defease, refund, refinance or replace any Indebtedness incurred pursuant to this clause (i), not to exceed $1,000,000 at any one time outstanding;

(j)           Indebtedness arising from agreements of the Issuer or any Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, or contingent earn-out payments, in each case, which agreements for indemnification, adjustment of purchase price or similar obligations, or contingent earn-out payments, were entered into in connection with the acquisition or disposition of any business or assets, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business or assets for the purpose of financing such acquisition, provided that (in the case of any such disposition) the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Issuer or the applicable Guarantor or Subsidiary in connection with such disposition;

(k)           the obligation of the Issuer to reimburse Out-of-Pocket Expenses, as defined in and pursuant to the Management Agreement;

(l)           Indebtedness to the extent the net proceeds thereof are promptly deposited to defease or satisfy and discharge all of the Notes in accordance with this Indenture; and

(m)           if no Event of Default shall have occurred and be continuing, the Issuer’s incurrence or the incurrence by any Guarantor of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this clause (l) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $5,000,000.

“Permitted Investment” means:

(a)           any Investment in any of the Notes or the Guarantees;

(b)           any Investment in cash or Cash Equivalents;

(c)           intercompany notes to the extent permitted under clause (f) of the definition of “Permitted Indebtedness;”

(d)           any Investment by the Issuer or any Subsidiary in a Person in a Related Business if as a result of such Investment such Person becomes a Subsidiary and a Guarantor or such Person is merged with or into the Issuer or a Subsidiary that is a Guarantor;

(e)           Investments by Foreign Subsidiaries in other Foreign Subsidiaries;

(f)           any Investment by any Foreign Subsidiary in a Person in a Related Business if as a result of such Investment such Person becomes a Foreign Subsidiary or a Guarantor or such Person is merged with or into the Issuer, a Foreign Subsidiary or a Guarantor;

(g)           Investments in any Person or Persons, including any Foreign Subsidiary or Foreign Subsidiaries, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (g) that are outstanding (after giving effect to any such Investments or any portions thereof that are returned to the Issuer or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (g)) in such Person or Persons at any time does not in the aggregate exceed $250,000 (measured by the value attributed to the Investment at the time made or returned, as applicable);

(h)           any Investment in any Person (including the acquisition of Indebtedness) in exchange for the Issuer’s Qualified Capital Stock or the Net Cash Proceeds of any substantially concurrent sale of the Issuer’s Qualified Capital Stock or Holdco’s Qualified Capital Stock (to the extent that such Net Cash Proceeds have been contributed by Holdco to the Issuer);

(i)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.13;

(j)           any Investment in the Issuer or in a Wholly Owned Subsidiary of the Issuer which is a Guarantor, provided, however, that any Indebtedness evidencing such Investment is unsecured and subordinated to the Issuer’s obligations under the Notes;

(k)           Investments in existence on the Issue Date;

(l)           Interest Swap and Hedging Obligations of the types permitted under this Indenture;

(m)           Investments in securities of trade creditors, customers or any debtor of the Issuer or the Subsidiaries received in compromise of obligations incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors, customers or debtors and any Investments received in satisfaction of judgments;

(n)           (1) loans or advances to employees, directors, officers or consultants of Holdco, the Issuer or any Subsidiary of the types consistent with past practice in an aggregate amount not to exceed $500,000 outstanding at any one time and (2) payroll, travel and similar advances to cover matters that are expected at the time of the advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(o)           receivables owing to the Issuer or any Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with past practice and customary trade terms; provided, however, that such trade terms may include the concessionaire trade terms as the Issuer or the Subsidiary deems reasonable under the circumstances; and

(p)           Investments in any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business and consistent with past practice.

 “Permitted Liens” means:

(a)           Liens existing on the Issue Date;

(b)           Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Issuer in accordance with GAAP;

(c)           statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Issuer in accordance with GAAP;

(d)           easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business consistent with industry practices which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Issuer or any of the Subsidiaries) or materially interfere with the ordinary conduct of the business of the Issuer or any of the Subsidiaries and other Liens described in any policy of title insurance issued in connection with any Mortgages;

(e)           Liens incurred or deposits made in the ordinary course of business to secure the obligations of the Issuer and the Subsidiaries under workers’ compensation, unemployment insurance and other types of social security legislation or otherwise to secure statutory or regulatory obligations or for the payment of rent of the Issuer or any of the Subsidiaries in the ordinary course of business consistent with past practice, to secure the performance of tenders, surety and appeal bonds, performance bonds, performance of bids, leases, trade contracts, governmental contracts, operating leases, performance and return-of-money bonds and other similar obligations (exclusive in each case of obligations for the payment of borrowed money); provided, that the obligations in connection with which such Liens were incurred or deposits made shall have been incurred in the ordinary course of business and shall otherwise be permitted by this Indenture;

(f)           Liens securing the Notes and the Guarantees;

(g)           Liens securing Acquired Indebtedness or other Indebtedness, or Liens on shares of Capital Stock, of a Person existing at the time such Person becomes a Subsidiary or is merged with or into the Issuer or a Subsidiary, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

(h)           (1) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to clause (i) of the definition of “Permitted Indebtedness;” provided such Liens relate solely to the property which is acquired with such Purchase Money Indebtedness and (2) earnest money deposits;

(i)           licenses, sublicenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of the Issuer or any of the Subsidiaries or materially detracting from the value of the relative assets of the Issuer or any Subsidiary;

(j)           Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases or consignment arrangements entered into by the Issuer or any of the Subsidiaries in the ordinary course of business;

(k)           Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in compliance with this Indenture;

(l)           Liens securing Indebtedness incurred under the Credit Agreement pursuant to Section 4.7(b); provided, that such Liens are subject to the Intercreditor Agreement;

(m)           Liens in favor of the Issuer or any Guarantor, which are assigned to the Notes Collateral Agent for the Notes or a Guarantee, as applicable;

(n)           Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(o)           Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(p)           Liens incurred in the ordinary course of business securing Interest Swap and Hedging Obligations that are otherwise permitted under this Indenture;

(q)           Liens on a pledge of the Equity Interests of any Unrestricted Subsidiary securing Indebtedness of such Unrestricted Subsidiary;

(r)           judgment Liens not giving rise to an Event of Default so long as any such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(s)           Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and

(t)           Liens securing Indebtedness of the Issuer or any Subsidiary (other than Indebtedness incurred under the Credit Agreement and other than Purchase Money Indebtedness) in addition to the Liens described in clauses (a) through (s) above, so long as the aggregate principal amount of Indebtedness secured by Liens incurred pursuant to this clause (t) does not exceed $5,000,000 at any one time outstanding.

“Permitted Tax Payments to Holdco” means payments made to Holdco to enable Holdco to pay current Federal, state, local and foreign tax liabilities imposed directly upon Holdco (including, without limitation, in Holdco’s capacity as a withholding agent to the extent that Holdco has direct liability for any failure to withhold) (“Tax Payments”); provided, however, that (i) notwithstanding the foregoing, (A) in the case of any Tax Payment that is permitted to be made to Holdco in respect of its Federal income tax liability for any taxable period during which Holdco is the parent company of an affiliated group that includes the Issuer and each of the Issuer’s United States subsidiaries as members that are part of such affiliated group and files a consolidated Federal income tax return, such payment shall be determined on the basis of assuming that the Issuer is the parent company of an affiliated group (the “Issuer Affiliated Group”) filing a consolidated Federal income tax return and that Holdco and each such United States subsidiary is a member of the Issuer Affiliated Group and (B) the amount of such payment shall be reduced to the extent of the portion of Holdco’s tax liabilities arising from or attributable to the taxable income generated by any Unrestricted Subsidiary and (ii) any Tax Payment made to Holdco shall either be used by Holdco to pay such Holdco tax liabilities to the applicable taxing authority within 10 days of Holdco’s receipt of such payment or shall be refunded to the Issuer.

“Person” or “person” means any individual corporation, limited liability company, joint stock company, joint venture, partnership, limited liability partnership, association, unincorporated organization, trust, governmental regulatory entity, country, state, agency or political subdivision thereof, municipality, county, parish or other entity.

“Preferred Stock” means, with respect to any Person, any Equity Interest of any class or classes of such Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(i)(A) hereof to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.

“Purchase Money Indebtedness” of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which is incurred concurrently with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Capital Stock” means, with respect to any Person, any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified Equity Offering” means an underwritten public offering for cash pursuant to a registration statement filed with the SEC (other than on Form S-8) in accordance with the Securities Act of Qualified Capital Stock of Holdco (to the extent that the Net Cash Proceeds thereof have been contributed by Holdco to the Issuer) or Qualified Capital Stock of the Issuer.

“Qualified Exchange” means:

(1)           any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock of the Issuer, or Indebtedness of the Issuer, with the Net Cash Proceeds received by the Issuer from the substantially concurrent sale of the Issuer’s Qualified Capital Stock (other than to any of the Issuer’s subsidiaries) or from the Net Cash Proceeds of the substantially concurrent sale by Holdco of Holdco’s Qualified Capital Stock (other than to the Issuer or any of the Issuer’s subsidiaries) (to the extent that the Net Cash Proceeds thereof are contributed by Holdco to the Issuer) or substantially concurrent capital contribution by Holdco to the Issuer; and

(2)           any issuance of Qualified Capital Stock of the Issuer in exchange for any Capital Stock or Indebtedness of the Issuer.

“Recourse Indebtedness” means Indebtedness (a) as to which the Issuer or one of the Subsidiaries (1) provides credit support of any kind (including any undertaking, guarantee, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, or (b) a default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) a holder of any other Indebtedness of the Issuer or any of the Subsidiaries (other than the Notes and Guarantees) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Reference Period” with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m. on the third business date preceding such redemption date.

“Reference Treasury Dealer” means any primary U.S. government securities dealer in the City of New York (a “Primary Treasury Dealer”) selected by the Issuer.

“Refinancing Indebtedness” means Indebtedness (including in the case of the Issuer, Disqualified Capital Stock):

(a)
incurred in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, any Indebtedness (including in the case of the Issuer, Disqualified Capital Stock), or

(b)	constituting an amendment, modification or supplement to, or a deferral or renewal of any Indebtedness (including in the case of the Issuer, Disqualified Capital Stock),

in the case of each of clause (a) and (b) (either of (a) and (b) above, a “Refinancing”) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so refinanced and (2) if such Indebtedness being refinanced was incurred with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing;

provided, in each case, that:

(A)
(x) Refinancing Indebtedness incurred by the Issuer shall only be used to refinance outstanding Indebtedness (including in the case of the Issuer, Disqualified Capital Stock) of the Issuer or a Guarantor or a Subsidiary to the extent that the Investment by the Issuer in such Subsidiary resulting from such Refinancing is a “Permitted Investment” or is otherwise not prohibited at the time of such Refinancing by Section 4.9, (y) Refinancing Indebtedness incurred by a Guarantor shall only be used to refinance outstanding Indebtedness of a Guarantor or a Subsidiary to the extent that the Investment by such Guarantor in such Subsidiary resulting from such Refinancing is a “Permitted Investment” or is otherwise not prohibited at the time of such Refinancing by Section 4.9 and (z) Refinancing Indebtedness incurred by a Subsidiary that is not a Guarantor shall only be used to refinance outstanding Indebtedness of such Subsidiary or any other Subsidiary,

(B)
such Refinancing Indebtedness shall (x) not have an Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Notes and the Guarantees than was the Indebtedness (including Disqualified Capital Stock) to be refinanced,

(C)
such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Notes, and

(D)
such Refinancing Indebtedness shall not be secured by any assets other than those, if any, that secured such refinanced Indebtedness, and the principal amount of Indebtedness secured shall not be increased.

“Reg S Permanent Global Note” means one or more permanent Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.

“Reg S Temporary Global Note” means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Reg S Temporary Global Note Legend” means the legend set forth in Section 2.6(g)(iii) hereof, which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among the Issuer and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

“Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Regulation S Global Note” means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.

“Related Business” means the business conducted (or proposed to be conducted) by the Issuer and the Subsidiaries as of the Issue Date and any and all businesses that in the reasonable good faith judgment of the Issuer’s Board of Directors are (i) related, complementary or ancillary businesses and (ii) in the best interests of the Issuer to pursue.

“Related Business Assets” means assets that the Issuer, in the reasonable good faith judgment of its Board of Directors, determines will be used in a Related Business.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.

“Restricted Global Note” means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.

“Restricted Investment” means, in one or a series of related transactions, any Investment, other than a Permitted Investment.

“Restricted Payment” means, with respect to any Person:

(a)           the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person,

(b)           any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person,

(c)           other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption or other acquisition or retirement for value of, any payment in respect of or any defeasance of any Subordinated Indebtedness, directly or indirectly, by such Person or any Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal or scheduled sinking fund payment, as the case may be, of such Subordinated Indebtedness,

(d)           any Restricted Investment by such Person, and

(e)           any payment in respect of any “Management Fee” as defined in the Management Agreement;

provided, however, that the term “Restricted Payment” does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, (2) any dividend, distribution or other payment to the Issuer or to any of the Guarantors by the Issuer or any of the Subsidiaries, or (3) any Investment in the Issuer or any Guarantor by the Issuer or any Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Agreement” means that certain Security Agreement among the Issuer, the Guarantors and the Notes Collateral Agent, dated as of the date hereof, including any amended or supplemented agreement or any replacement or substitute agreement in accordance with this Indenture.

“Shelf Registration” shall have the meaning set forth in the Registration Rights Agreement.

“Significant Subsidiary” shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

“Special Record Date” means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12 hereof.

“Specified Property” means that certain real property owned by United Litho, Inc. and located at 21800 Beaumeade Circle, Loudoun County, Ashburn, Virginia 20147.

“Specified Property Sale” means a sale of the Specified Property on or prior to December 31, 2011.

“Specified Property Sale Proceeds” means net cash proceeds from a Specified Property Sale.

“Specified Property Sale Proceeds Account” means a “securities account” (as defined in the UCC) held by the Trustee, over which the Trustee has “control” (as defined in the Uniform Commercial Code) into which any Specified Property Sale Proceeds shall be deposited.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, and its successors.

“Stated Maturity,” when used with respect to any Note, means April 15, 2014.

“Subordinated Indebtedness” means Indebtedness of the Issuer or a Guarantor that is contractually subordinated to the Notes or such Guarantee, as applicable, in any respect.

“subsidiary,” with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more subsidiaries of such Person or by one or more subsidiaries of such Person, (2) any other Person (other than a corporation) in which such Person, one or more subsidiaries of such Person, or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest. Unless the context requires otherwise, “subsidiary,” with respect to any Person, means each direct and indirect subsidiary of such Person.

“Subsidiary” means any subsidiary of the Issuer (other than Capital City Press, Inc., until the 30th day following the Issue Date, on which date the Issuer will be deemed to have acquired it as a Subsidiary if it is still in existence on such date) that is not an Unrestricted Subsidiary.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

“Transfer Restricted Notes” means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the comparable Treasury Price for such redemption period.

“Trustee” means the party named as such above, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means such successor serving hereunder.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Global Note” means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.

“Unrestricted Subsidiary” means:

(a)           any subsidiary of the Issuer that, at or prior to the time of determination, shall have been designated by the Issuer’s Board of Directors as an Unrestricted Subsidiary; provided, that such subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer; (c) is a Person with respect to which neither the Issuer nor any of the Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) does not directly, indirectly or beneficially own any Equity Interests of, or Subordinated Indebtedness of, or own or hold any Lien on any property of, the Issuer or any other Subsidiary, and

(b)           any subsidiary of an Unrestricted Subsidiary.

The Issuer’s Board of Directors may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, the Issuer could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio test under Section 4.7. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“U.S. Government Obligations” means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

“U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.

“Voting Equity Interests” means, with respect to any Person, Equity Interests of such Person which at the time are entitled to vote in the election of, as applicable, directors, members or partners of such Person generally.

“Wholly Owned Subsidiary” means a Subsidiary all the Equity Interests of which (other than directors’ qualifying shares) are owned by the Issuer or one or more Wholly Owned Subsidiaries or a combination thereof.

Section 1.2	Other Definitions

Term	Defined in Section
“360-Day Period”	4.13
“Affiliate Transaction”	4.12
“Asset Sale Amount”	4.13
“Asset Sale Notice”	4.13
“Asset Sale Offer”	4.13
“Asset Sale Offer Amount”	4.13
“Asset Sale Offer Price”	4.13
“Asset Sale Purchase Date”	4.13
“Authentication Order”	2.2
“Benefited Party”	11.1
“Change of Control Notice”	4.14
“Change of Control Offer”	4.14

“Change of Control Purchase Date”	4.14
“Change of Control Purchase Price”	4.14
“Covenant Defeasance”	8.3
“Debt Incurrence Ratio”	4.7
“Defaulted Interest”	2.12
“Event of Default”	6.1
“Excess Proceeds”	4.13
“Guarantee Obligations”	11.1
“incur” or “incurrence”	4.7
“Incurrence Date”	4.7
“Investment Company Act”	4.17
“Issuer”	Preamble
“Issuer Affiliated Group”	Definition of Permitted Tax
Payments to Holdco
“Legal Defeasance”	8.2
“Notes”	Preamble
“Paying Agent”	2.3
“Primary Treasury Dealer”	Definition of Reference
Treasury Dealer
“Premises”	4.24

“Refinancing”	Definition of Permitted Refinancing Indebtedness
“Registrar”	2.3
“Redemption Date”	3.7
“Series A Notes”	Preamble
“Series B Notes”	Preamble
“Tax Payments”	Definition of Permitted Tax Payments to Holdco
“Transaction Date”	Definition of Consolidated Coverage
Ratio

Section 1.3	Incorporation by Reference of Trust Indenture Act

Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC;

“obligor” on the Notes means the Issuer, each Guarantor and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.4	Rules of Construction

Unless the context otherwise requires:

(1)           a term has the meaning assigned to it;

(2)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)           “or” is not exclusive;

(4)           words in the singular include the plural, and in the plural include the singular;

(5)           provisions apply to successive events and transactions;

(6)           “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(7)           references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(8)           references to the “Intercreditor Agreement” shall mean if the Intercreditor Agreement is then in effect.

ARTICLE II
THE NOTES

Section 2.1	Form and Dating

(a)           General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto; provided, that the form of the Exchange Notes shall include such variations as are permitted or required by the Registration Rights Agreement.

The Notes may have notations, legends or endorsements required by law, stock exchange rule, depository rule or usage.  Each Note shall be dated the date of its issuance and shall show the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)           Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

(c)           Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking Luxembourg” and “Customer Handbook” of Clearstream Banking Luxembourg in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream Banking Luxembourg.

Section 2.2	Execution and Authentication

Two Officers shall sign the Notes for the Issuer by manual or facsimile signature.  In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes.  If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.  A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.  The Trustee shall, upon a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate Notes for issuance up to the aggregate principal amount stated in such Authentication Order; provided that (i) Notes authenticated for issuance on the Issue Date shall not exceed $150,000,000 in aggregate principal amount and (ii) Additional Notes to be issued subsequent to the Issue Date may only be issued and authenticated if the applicable Authentication Order is accompanied by (A) an Officers’ Certificate, which Officers’ Certificate shall certify that such issuance is in compliance with Sections 4.7 and 12.4 and (B) an Opinion of Counsel addressed to the Trustee covering such matters as the Trustee reasonably requests, including an opinion relating to the validity and enforceability of the Indenture Documents against the Issuer and the Guarantors, as applicable.  The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.3	Registrar, Paying Agent and depositary

The Issuer shall maintain an office or agency, which shall initially be The Bank of New York Mellon Trust Company, N.A., where (i) Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) Notes may be presented for payment (“Paying Agent”).  The Registrar shall keep a register of the Notes and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuer or any of the Issuer’s subsidiaries may act as Paying Agent or Registrar.  The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes.  The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.

Section 2.4	Paying Agent to Hold Money in Trust

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or Interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or one of the Issuer’s subsidiaries) shall have no further liability for the money.  If the Issuer or one of the Issuer’s subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5	Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish, or shall cause the Registrar (if other than the Issuer or one of the Issuer’s subsidiaries) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.6	Transfer and Exchange

(a)           Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  An entire Global Note may be exchanged by the Issuer for Definitive Notes if (i) the Issuer delivers to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes, or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, and in either case, the Issuer fails to appoint a successor Depositary within 90 days of such notice from the Depositary, (ii) the Issuer, in the Issuer’s sole discretion, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided, that in no event shall the Reg S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Issuer and the Issuer’s counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act.  Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)           Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1), but the Issuer or the Trustee may request an Opinion of Counsel.

(2)           All Other Transfers and Exchanges of Beneficial Interests in Global Notes (including for Definitive Notes).  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant, in each case, given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant, in each case, given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (B)(1) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates identified by the Issuer or the Issuer’s counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act.  Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

(3)           Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(A)           if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transferee will take delivery in the form of a beneficial interest in the 501 Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (3)(d) thereof; or

(C)           if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)           Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:

(A)           such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)           such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)           the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.  Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer and Exchange of Beneficial Interests for Definitive Notes. Transfer and exchange of beneficial interests in the Global Notes for Definitive Notes shall be made subject to compliance with this Section 2.6(c), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(c).  Upon receipt of such applicable documentation, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuer shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.

(1)           Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)           if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(E)           if such beneficial interest is being transferred to the Issuer or any of the Issuer’s subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof.

Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)           Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)           such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)           such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)           the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted  Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a Restricted Definitive Note.

(3)           Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then such holder shall satisfy the applicable conditions set forth in Section 2.6(b)(2) hereof.  Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.

(4)           Transfer or Exchange of Reg S Temporary Global Notes.  Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is approved by the Issuer, does not require an investment decision on the part of the Holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by the Issuer or their counsel to be required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(d)           Transfer and Exchange of Definitive Notes for Beneficial Interests.  Transfer and exchange of Definitive Notes for beneficial interests in the Global Notes shall be made subject to compliance with this Section 2.6(d), and the requesting Holder shall provide any certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(d).  Upon receipt from such Holder of such applicable documentation and the surrender to the Registrar of the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar, duly executed by such Holder or by its attorney, duly authorized in writing, the Registrar shall register the transfer or exchange of the Definitive Notes.  The Trustee shall cancel such Definitive Notes so surrendered and cause the aggregate principal amount of the applicable Restricted Global Note or Unrestricted Global Note, as applicable, to be increased accordingly pursuant to Section 2.6(h) hereof.

(1)           Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)           if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof; or

(D)           if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in accordance with Regulation D under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof;

the Trustee shall cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note and in the case of clause (D) above, the 501 Global Note.

(2)           Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)           such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)           such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)           the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  The Trustee shall cancel any such Definitive Notes so surrendered, and the Issuer shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note or an Unrestricted Definitive Note, as applicable, in the appropriate principal amount.  Any Definitive Note issued pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are so registered.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1)           Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)           if the transfer will be made to a QIB pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(C)           if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) and (B) above, then the transferor must deliver a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

(D)           if such beneficial interest is being transferred to the Issuer or any of the Issuer’s subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof, must be delivered by the transferor.

(2)           Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)           such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(B)           any such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor;

(C)           any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement and a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, is delivered by the transferor; or

(D)           the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit D hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, and from legal counsel, reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)           Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)           Exchange Offer.  Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 and an Opinion of Counsel delivered to the Trustee as to matters customarily covered in connection with an exchange offer, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(b)(4) and (B) the principal amount of Restricted Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(2), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer, and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the Restricted Definitive Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to Section 2.6(e)(2) and (B) Restricted Global Notes exchanged or transferred for Unrestricted Definitive Notes in connection with the Exchange Offer pursuant to Section 2.6(c)(2), in each case tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer.  Concurrently with the issuance of such Notes, the Trustee shall cancel any Definitive Notes so surrendered and shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.

(g)           Legends.  The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(i)           Private Placement Legend.

(A)           Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)           Global Note Legend.  To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(i)            Reg S Temporary Global Note Legend.  To the extent required by the Depositary, each Reg S Temporary Global Note shall bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE.  NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.”

(h)           Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)           General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order.

(ii)           No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.13, 4.14 and 4.15 hereof).

(iii)          The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(iv)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(v)           The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between an Interest Record Date and the next succeeding Interest Payment Date.

(vi)          Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and Interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(vii)         The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.6, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C, D and E attached hereto.  The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.

Section 2.7	Replacement Notes

If any mutilated Note is surrendered to the Trustee or the Issuer or if the Trustee or the Issuer receives evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an affidavit of lost certificate and/or an indemnity bond or other indemnity must be supplied by the requesting Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge for its expenses in replacing a Note, including reasonable fees and expenses of their counsel and of the Trustee and its counsel.  Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.  The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.8	Outstanding Notes

The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at the Issuer’s direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.  Except for purposes of Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.  If a Note is replaced pursuant to Section 2.7 hereof, such Note, together with the Guarantee of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.  If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and Interest on it ceases to accrue.  If the Paying Agent (other than the Issuer, a subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue Interest.

Section 2.9	Treasury Notes

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee actually knows are so owned shall be so disregarded.

Section 2.10	Temporary Notes

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.  Until such exchange, holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11	Cancellation

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Issuer, a subsidiary or an Affiliate any thereof), and no one else, shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act) or shall return all cancelled Notes to the Issuer upon its request.  Subject to Section 2.7, the Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12	Defaulted Interest

Any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted Interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered Holder on the relevant Interest Record Date, and such Defaulted Interest may be paid by the Issuer, at their election in each case, as provided in clause (1) or (2) below:

(1)           The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Issuer shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1).  Thereupon the Paying Agent shall fix a “Special Record Date” for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment.  The Paying Agent shall promptly notify the Issuer and the Trustee of such Special Record Date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)           The Issuer may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to Interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13	CUSIP Numbers

The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.14	Issuance of Additional Notes

The Issuer may, subject to Section 4.7 hereof and applicable law, issue Additional Notes in an unlimited amount under this Indenture.  The Notes issued on the Issue Date and any Additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.

ARTICLE III
REDEMPTION

Section 3.1	Notices to Trustee

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Sections 3.7 or 3.8 hereof, it shall furnish to the Trustee, at least 30 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a Redemption Date, an Officers’ Certificate stating the section of this Indenture pursuant to which such redemption is being made and setting forth (i) the Redemption Date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

Section 3.2	Selection of Notes to Be Redeemed

If less than all of the Notes are to be redeemed at any time, selection of the Notes or portions thereof for redemption will be made among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis.  If a partial redemption is made with the proceeds of a Qualified Equity Offering, the Trustee will select the Notes only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to DTC procedures), unless such method is otherwise prohibited.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed.  No Notes of a principal amount of $2,000 or less shall be redeemed in part and Notes of a principal amount in excess of $2,000 may be redeemed in part in multiples of $1,000 only.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3	Notice of Redemption

Except as provided in Section 3.9 hereof, at least 30 days but not more than 60 days before a Redemption Date, the Issuer shall mail or cause to be mailed, by first-class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

The notice shall identify the Notes to be redeemed and shall state:

(a)           the Redemption Date;

(b)           the redemption price;

(c)           if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in the Global Note will be made);

(d)           the name and address of the Paying Agent;

(e)           that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)           that, unless the Issuer defaults in making such redemption payment, Interest (and Liquidated Damages, if any) on Notes or portions thereof called for redemption ceases to accrue on and after the Redemption Date;

(g)           the paragraph of the Notes and/or section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)           that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee, at least 45 days prior to the Redemption Date (unless a shorter period shall be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4	Effect of Notice of Redemption

A notice of redemption may be conditioned on the occurrence of one or more events, including consummation of a Qualified Equity Offering.  Once a notice of redemption is mailed in accordance with Section 3.3 hereof, or in the case of a conditional notice of redemption, such condition is satisfied, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Section 3.5	Deposit of Redemption Price

On the Business Day immediately prior to the Redemption Date, the Issuer shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid Interest (and Liquidated Damages, if any) on all Notes to be redeemed on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid Interest (and Liquidated Damages, if any) on, all Notes to be redeemed.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Redemption Date, Interest shall cease to accrue on the Notes or the portions of Notes called for redemption.  If a Note is redeemed on or after an Interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid Interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Interest Record Date.  If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, Interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any Interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 3.6	Notes Redeemed in Part

Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered in the name of the Holder thereof upon cancellation of the original Note (or adjustments to the amount and beneficial interests in the Global Note will be made).

Section 3.7	Optional redemption prior to April 15, 2012

(a)            At any time prior to April 15, 2012, the Issuer may redeem the Notes for cash at the Issuer’s option, in whole or in part, at any time or from time to time, upon not less than 30 days nor more than 60 days notice to each Holder of the Notes, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of 106.250% of the principal amount of the Notes being redeemed and scheduled payments of Interest on such Notes to and including April 15, 2012 discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid Interest, if any, to the date of redemption of the Notes (the “Redemption Date”).

(b)           At any time on or prior to April 15, 2012, upon a Qualified Equity Offering, up to 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued pursuant to this Indenture may be redeemed at the Issuer’s option within 90 days of such Qualified Equity Offering, with cash received by the Issuer from the Net Cash Proceeds of such Qualified Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of Notes to be redeemed, at a redemption price equal to 112.500% of the principal amount thereof, together with accrued and unpaid Interest (and Liquidated Damages, if any) thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued pursuant to this Indenture remain outstanding.

(c)           If the Redemption Date is on or after an Interest Record Date, and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

(d)           Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.8	Optional Redemption On or After April 15, 2012

(a)           At any time on or after April 15, 2012, the Issuer may redeem the Notes for cash at the Issuer’s option, in whole or in part, at any time and from time to time, upon not less than 30 days nor more than 60 days notice to each Holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the periods indicated below, in each case together with accrued and unpaid Interest (and Liquidated Damages, if any) thereon to the Redemption Date:

Year	Percentage

April 15, 2012 to April 14, 2013	106.250%
April 15, 2013 to October 14, 2013	103.125%
October 15, 2013 and thereafter	100.000%

(b)           If the Redemption Date is on or after an Interest Record Date, and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

(c)           Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

Section 3.9	Mandatory Redemption

(a)           If a Specified Property Sale occurs, the Issuer will be required to deposit the Specified Property Sale Proceeds in respect thereof in the Specified Property Sale Proceeds Account and promptly deliver to each Holder of the Notes by first-class mail at such Holder’s registered address an irrevocable redemption notice (containing all information required by Section 3.3) to, and shall, redeem, no less than five and no more than ten business days after the giving of such notice, Notes in an aggregate principal amount equal to the Specified Property Sale Proceeds at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Redemption Date.

(b)           In the event of a mandatory redemption pursuant to this Section 3.9, the Issuer shall furnish to the Trustee, at least 5 days (unless a shorter period is acceptable to the Trustee) but not more than 10 days (unless a longer period is acceptable to the Trustee), before a Redemption Date, an Officers’ Certificate stating the section of this Indenture pursuant to which such redemption is being made and setting forth (i) the Redemption Date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

(c)           If the Redemption Date is on or after an Interest Record Date, and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

(d)           Any redemption pursuant to this Section 3.9 shall be made pursuant to the provisions of Sections 3.2, 3.4, 3.5 and 3.6 hereof.

(e)           The Notes will not have the benefit of any sinking fund and except as described in clause (a) above, the Issuer will not be required to make any mandatory redemption payments with respect to the Notes (except for any offer to repurchase Notes that the Issuer is required to make in accordance with the provisions of Sections 4.13, 4.14 and 4.15 below).

ARTICLE IV
COVENANTS

Section 4.1	Payment of Notes

The Issuer shall pay or cause to be paid the principal of, premium, if any, and Interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and Interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a subsidiary thereof, holds as of 11:00 a.m. Eastern time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and Interest then due and if the Paying Agent is not prohibited from paying such money to the Holders by this Indenture.  The Issuer shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuer shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 2% higher than the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2	Maintenance of Office or Agency

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such additional designations; provided, that no such designation or rescission shall in any manner relieve the Issuer of the Issuer’s obligation to maintain an office or agency.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.3 hereof.

Section 4.3	SEC Reports and Reports to Holders

Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes are outstanding, the Issuer shall deliver to the Trustee and, to each Holder, within 5 days after the Issuer is or would have been (if the Issuer was subject to such reporting obligations) required to file such with the SEC, (i) annual and quarterly financial statements substantially equivalent to financial statements that would have been required to be contained in a filing with the SEC on Forms 10-K and 10-Q if the Issuer was required to file such Forms, in each case, together with a Management’s Discussion and Analysis of Financial Condition and Results of Operations which would be so required (and also shows in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Issuer and the Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries, if any), and including, with respect to annual information only, a report thereon by the Issuer’s certified independent public accountants as would be so required, and (ii) all information that would be required to be contained in a filing with the SEC on Form 8-K if the Issuer was required to file such reports. From and after the time the Issuer files a registration statement with the SEC with respect to the Notes, the Issuer shall file with the SEC the annual, quarterly and other reports which the Issuer is required to file with the SEC at such time as they are required to be filed. The Issuer’s reporting obligations with respect to clauses (i) and (ii) shall be satisfied in the event the Issuer files such reports with the SEC on EDGAR and delivers a copy of such reports electronically to the Trustee, unless the SEC will not accept such filings.

The Issuer agrees that, for so long as any Notes remain outstanding, it shall use commercially reasonable efforts to hold and participate in quarterly conference calls with Holders of Notes, beneficial owners of Notes and securities analysts to discuss such financial information no later than ten Business Days after distribution of such financial information; it being understood that the Trustee shall have no duty to monitor or ensure the Issuer’s compliance with holding any such conference calls.

Section 4.4	Compliance Certificate

(a)           The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and the Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer and the Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge the Issuer and the Subsidiaries are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or Interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.  The Issuer shall provide the Trustee with timely written notice of any change in the Issuer’s fiscal year end, which is currently December 31.

(b)           The Issuer shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or propose to take with respect thereto.

Section 4.5	Taxes

The Issuer shall pay, and shall cause each of the Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the ability of the Issuer and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

Section 4.6	Stay, Extension and Usury Laws

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.7	Limitation on Incurrence of Additional Indebtedness and
Disqualified Capital Stock

(a)           Except as set forth in this Section 4.7, the Issuer shall not, and the Guarantors shall not, and neither the Issuer nor the Guarantors shall permit any of the Subsidiaries to, directly or indirectly, create, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to “incur” or, as appropriate, an “incurrence”), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

Notwithstanding the limitations of the immediately preceding paragraph of this subsection (a), if:

(1)           no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of such Indebtedness, and

(2)           on the date of such incurrence (the “Incurrence Date”), the Issuer’s Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 3.00 to 1.00 (the “Debt Incurrence Ratio”), then the Issuer and the Subsidiaries may incur such Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness).

Notwithstanding anything to the contrary herein, (A) the Issuer will not issue any Additional Notes unless in addition to satisfying the conditions set forth in the above clauses (1) and (2), the Consolidated Leverage Ratio of the Issuer after giving effect to the incurrence of the Indebtedness evidenced thereby is less than 3.00:1.00 and (B) the Issuer will not permit any Subsidiary to issue any Disqualified Capital Stock or other Preferred Stock.

(b)           In addition, the foregoing limitations of subsection (a)  of this Section 4.7 shall not prohibit the incurrence by the Issuer or any Subsidiary of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this subsection (b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $15,000,000, minus the amount of any such Indebtedness retired with the Net Cash Proceeds from any Asset Sale or Event of Loss applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to Section 4.13(b)(1) hereof.

(c)           The Issuer will not, and will not permit any of its Domestic Subsidiaries to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Issuer or such Domestic Subsidiary unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate in right of payment to the Obligations of the Issuer or such Domestic Subsidiary under (a) in the case of the Issuer, the Notes and the other Indenture Documents or (b) in the case of such Domestic Subsidiary, its Guarantee and the other Indenture Documents, in each case, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Issuer or such Domestic Subsidiary.  For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Domestic Subsidiary solely by virtue of such Indebtedness being unsecured, secured to a lesser extent or secured on a junior priority basis, or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders lesser priority over the other creditors in the collateral held by them.

(d)           Indebtedness of any Person which is outstanding at the time such Person becomes one of the Subsidiaries (including upon designation of any Person as a Subsidiary) or is merged with or into or consolidated with the Issuer or one of the Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of the Subsidiaries or is merged with or into or consolidated with the Issuer or one of the Subsidiaries as applicable.

(e)           Notwithstanding any other provision of this Section 4.7, but only to avoid duplication, a guarantee by the Issuer or a Guarantor of the Issuer’s Indebtedness or of the Indebtedness of another Guarantor incurred in accordance with the terms of this Indenture issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became a Guarantor shall not constitute a separate incurrence, or amount outstanding, of Indebtedness.

(f)           Upon each incurrence of Indebtedness, (i) the Issuer may designate pursuant to which provision of this Section 4.7 such Indebtedness is being incurred (and the Issuer may later redesignate such Indebtedness), (ii) the Issuer may subdivide an amount of Indebtedness and designate more than one provision pursuant to which such amount of Indebtedness is being incurred and (iii) such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this Section 4.7, except that all Indebtedness initially outstanding under the Notes, the Guarantees and this Indenture shall be deemed to have been incurred pursuant to clause (b) of the definition of Permitted Indebtedness.

Section 4.8	Limitation on Liens

The Issuer and the Guarantors shall not, and neither the Issuer nor the Guarantors shall permit any of the Subsidiaries to, directly or indirectly, incur or suffer to exist any Lien, other than Permitted Liens, upon any of their respective assets (including, without limitation, all real, tangible or intangible property), now owned or acquired on or after the date hereof, or upon any income or profits therefrom, or convey any right to receive income or profits therefrom.

Section 4.9	Limitation on Restricted Payments

(a)           The Issuer shall not and the Guarantors shall not, and neither the Issuer nor the Guarantors shall permit any of the Subsidiaries to, directly or indirectly, make any Restricted Payment.

(b)           Section 4.9(a), however, shall not prohibit:

(1)           the payment of reasonable and customary directors fees payable to, and indemnity provided on behalf of, the Issuer’s Board of Directors and the Boards of Directors of the Subsidiaries, indemnity provided on behalf of officers and employees of the Issuer and the Subsidiaries, and customary reimbursement of travel and similar expenses incurred in the ordinary course of business, and consulting or similar fees to the Issuer’s Board of Directors, officers or employees pursuant to, and in accordance with, agreements in effect on the Issue Date (without giving effect to any amendment or supplement thereto or modification thereof);

(2)           (A) any dividend, distribution or other payment by any of the Wholly Owned Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests or (B) a Qualified Exchange,

(3)           the payment of any dividend on Capital Stock incurred in accordance with this Indenture, in each case, within 60 days after the date of the Issuer’s declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions,

(4)           so long as no Default or Event of Default shall have occurred and be continuing after giving effect to the payment thereof, the payment of cash dividends to Holdco to the extent applied by Holdco to repurchase, redeem or otherwise retire or acquire Equity Interests of Holdco from the Issuer’s employees or directors (or their heirs or estates) or employees or directors (or their heirs or estates) of Holdco or the Subsidiaries, in each case, pursuant to the terms of any stockholders agreement, employment agreement, severance agreement, employee stock option agreement or similar agreement in accordance with the provisions of any such arrangement as in effect on the Issue Date, in an aggregate amount pursuant to this clause (4)  to all such employees or directors (or their heirs or estates) not to exceed $100,000 per fiscal year;

(5)           the payment of cash dividends to Holdco (i) to the extent applied by Holdco to pay reasonable and customary directors fees payable to, and indemnity provided on behalf of, the Board of Directors of Holdco, indemnity provided on behalf of officers and employees of Holdco, and customary reimbursement of travel and similar expenses incurred in the ordinary course of business, and consulting or similar fees to Holdco’s Board of Directors, officers or employees pursuant to, and in accordance with, agreements in effect on the Issue Date (without giving effect to any amendment or supplement thereto or modification thereof), (ii) in an aggregate amount not to exceed $250,000 per fiscal year; to the extent applied by Holdco to pay the Issuer’s general administrative expenses, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services or (iii) solely to enable Holdco to make payments in cash to holders of the Issuer’s Capital Stock in lieu of the issuance of fractional shares of the Issuer’s Capital Stock in an aggregate amount not to exceed $100,000 on and after the Issue Date;

(6)           Permitted Tax Payments to Holdco;

(7)           if a Change of Control has occurred and the Issuer shall have consummated the Change of Control Offer and purchased on the Change of Control Purchase Date all Notes tendered in response to the Change of Control Offer pursuant to Section 4.14 hereof, any purchase or redemption (within 60 days after the Change of Control Purchase Date) of Subordinated Indebtedness required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided, however, that (x) at the time of such purchase or redemption, no Default or Event of Default shall have occurred and be continuing (or would result therefrom), (y) the Issuer shall be able to incur at least $1.00 of additional Indebtedness pursuant the Debt Incurrence Ratio test under Section 4.7 after giving pro forma effect to such Restricted Payment and (z) such purchase or redemption is not made, directly or indirectly, from the proceeds of (or made in anticipation of) any issuance of Indebtedness by the Issuer or any of the Subsidiaries;

(8)           repurchases of Capital Stock deemed to occur upon the exercise of stock options to the extent that such Capital Stock represents a portion of the exercise price of those stock options; or

(9)           so long as no Default or Event of Default shall have occurred and be continuing after giving effect to the payment thereof, Restricted Payments not otherwise permitted pursuant to this Section 4.9 in an aggregate amount pursuant to this clause (9) not to exceed $250,000 on and after the Issue Date.

(c)           For purposes of this Section 4.9, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the reasonable good faith judgment of the Issuer’s Board of Directors, unless stated otherwise, at the time made or returned, as applicable. For purposes of determining compliance with this Section 4.9, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (9) of Section 4.9(b) above or is entitled to be made pursuant to subsection (a), the Issuer shall be permitted, in the Issuer’s sole discretion, to classify or reclassify such Restricted Payment in any manner that complies with this Section 4.9.

Section 4.10	Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

The Issuer shall not and the Guarantors shall not, and neither the Issuer nor the Guarantors shall permit any of the Subsidiaries to, directly or indirectly, incur or suffer to exist any consensual restriction on the ability of any of the Subsidiaries (i) to pay dividends or make other distributions to or on behalf of, (ii) to pay any obligation to or on behalf of, (iii) to otherwise transfer assets or property to or on behalf of, or (iv) to make or pay loans or advances to or on behalf of, the Issuer or any of the Subsidiaries, except:

(1)           restrictions imposed by the Notes, this Indenture or the other Indenture Documents, or by the Issuer’s other Indebtedness (which may also be guaranteed by the Guarantors) ranking pari passu with the Notes or the Guarantees, as applicable; provided, that such restrictions are no more restrictive in any material respect than those imposed by this Indenture and the Notes as determined in good faith by the Issuer’s Board of Directors,

(2)           existing restrictions under Existing Indebtedness,

(3)           restrictions under (i) any Acquired Indebtedness not incurred in violation of this Indenture, (ii) any agreement or instrument governing Equity Interests of any Person that is acquired from any other Person that is not an Affiliate of the Issuer or (iii) any agreement relating to any property, asset, or business acquired by the Issuer or any of the Subsidiaries, which restrictions in the case of each of the foregoing clauses (i), (ii) and (iii) existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired,

(4)           restrictions imposed by Indebtedness incurred under the Credit Agreement in accordance with this Indenture; provided, that such restrictions are no more restrictive in any material respect than those imposed by the Credit Agreement as of the Issue Date as determined in good faith by the Issuer’s Board of Directors,

(5)           restrictions with respect solely to any of the Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all of the Equity Interests or assets of such Subsidiary or the Specified Property, provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold,

(6)           restrictions on transfer contained in Purchase Money Indebtedness not incurred in violation of this Indenture, provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness,

(7)           restrictions under any amendment, modification, restatement, renewal, increase, supplement, refunding or replacement of any of the instruments or agreements referred to in clauses (1) through (6) above; provided, that such restrictions under any such amendment, modification, restatement, renewal, increase, supplement, refunding or replacement are no more restrictive in any material respect as determined by the Issuer’s Board of Directors in their reasonable good faith judgment than those contained in the instrument or agreement being so amended, modified, restated, renewed, increased, supplemented, refunded or replaced, and

(8)           encumbrances or restrictions arising or existing by reason of applicable law or any applicable rule, regulation or order.

Notwithstanding the foregoing, (a) there may exist customary provisions restricting subletting, sublicensing or assignment of and maintenance of net worth provisions in any contract, lease or license entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of this Indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

Section 4.11	Limitation on Impairment of Security Interests

Except as permitted in this Indenture, the Intercreditor Agreement and the Collateral Agreements, the Issuer shall not and the Guarantors shall not, and neither the Issuer nor the Guarantors shall permit any of the Subsidiaries to, take or omit to take any action that would have the result of materially adversely affecting or impairing the Lien on the Collateral in favor of the Trustee for the benefit of the Holders of the Notes.

Section 4.12	Limitation on Transactions with Affiliates

The Issuer shall not and the Guarantors shall not, and neither the Issuer nor the Guarantors shall permit any of the Subsidiaries to, on or after the Issue Date, directly or indirectly, sell, lease, transfer or otherwise dispose of any of the Issuer’s or their properties or assets to, or purchase any property or assets from, or enter into or suffer to exist any contract, agreement, understanding, loan, advance, guarantee, arrangement or transaction with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions):

(1)           unless it is determined that the terms of such Affiliate Transaction(s) are fair and reasonable to the Issuer, and no less favorable to the Issuer than could have been obtained in an arm’s length transaction with a non-Affiliate,

(2)           if involving consideration to either party of $2,500,000 or more, unless such Affiliate Transaction(s) has been approved by a majority of the members of the Issuer’s Board of Directors that are disinterested in such transaction (or, if none of the Issuer’s directors are disinterested in such transaction, a disinterested representative appointed by the Issuer’s Board of Directors for such purpose), and

(3)           if involving consideration to either party of $10,000,000 or more (or $2,500,000 if no members of the Issuer’s Board of Directors are disinterested in such transaction and no disinterested representative is appointed by the Issuer’s Board of Directors as described in clause (2) above) unless the Issuer, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction(s) to the Issuer from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States.

Section 4.13	Limitation on Sale Of Assets And Subsidiary Stock

(a)           The Issuer shall not and the Guarantors shall not, and neither the Issuer nor the Guarantors shall permit any of the Subsidiaries to, in one or a series of related transactions, make any Asset Sale unless, with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets:

(1)           at least 75% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, and

(2)           the Issuer’s Board of Directors determines in reasonable good faith that the Issuer will receive or such Subsidiary will receive, as applicable, fair market value for such Asset Sale.

provided, however, that the 75% limitation set forth in clause (1) above shall not apply to any proposed Asset Sale for which an independent certified accounting firm shall certify to the Issuer’s Board of Directors and the Trustee that the after-tax cash portion of the consideration to be received by the Issuer or such Subsidiary in such proposed Asset Sale is equal to or greater than what the net after-tax cash proceeds would have been had such proposed Asset Sale complied with the 75% limitation set forth in clause (1) above.

For purposes of clause (1) of the preceding paragraph, total consideration received means the total consideration received for such Asset Sales minus the amount of: (a) any liabilities (other than liabilities that are by their terms subordinated to the Notes and the Guarantees) as shown on the most recent applicable balance sheet of the Issuer or any Subsidiary that are assumed by a transferee of any such property, business or assets, provided, that the documents governing such liabilities or the assumption thereof provide that there is no further recourse to the Issuer or any Subsidiary with respect to such liabilities in connection therewith, and (b) the fair market value of any securities received by the Issuer or any Subsidiary in exchange for any such property, business or assets that within 90 days of such Asset Sale is converted into cash or Cash Equivalents, provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such securities was received.

(b)           Within 270 days following such Asset Sale (other than the Specified Property Sale) (the “270-Day Period”), Net Cash Proceeds therefrom (the “Asset Sale Amount”), if used, shall be:

(1)           to the extent that such Net Cash Proceeds are from an Asset Sale of property, business or assets constituting Bank Priority Collateral or an asset purchased with funds incurred under the Credit Agreement which is sold by the Issuer within 90 days of its purchase pursuant to a sale-leaseback transaction (a “Specified Asset”), used to retire and permanently reduce Indebtedness incurred under the Credit Agreement (other than the repayment of Indebtedness incurred under the Credit Agreement to fund the purchase of a Specified Asset; provided, that in the case of a revolver or similar arrangement that makes credit available, such commitment is permanently reduced by such amount;

(2)           to the extent that such Net Cash Proceeds are from an Asset Sale of assets or Equity Interests of a Foreign Subsidiary, used to retire and permanently reduce Indebtedness of such Foreign Subsidiary;

(3)           (i) invested in non-current assets or property (provided that any such investments in assets or property by Foreign Subsidiaries may be made only from Net Cash Proceeds from an Asset Sale of assets or Equity Interests of a Foreign Subsidiary), or (ii) used to make a Permitted Investment pursuant to clause (d), (e), (f) or (g) of the definition thereof, in each case, which in the reasonable good faith judgment of the Issuer’s Board of Directors will immediately constitute or be a part of a Related Business of the Issuer or such Guarantor or Subsidiary, as applicable (if it continues to be or becomes a Guarantor or Subsidiary, as applicable) immediately following such transaction; or

(4)           any combination of the foregoing clauses (1), (2) and (3).

All Net Cash Proceeds from an Event of Loss shall be used as follows: (i) first, the Issuer shall use such Net Cash Proceeds to the extent necessary to rebuild, repair, replace or restore the assets subject to such Event of Loss with comparable assets and (ii) then, to the extent any Net Cash Proceeds from an Event of Loss are not used as described in the preceding clause (i), all such remaining Net Cash Proceeds shall be reinvested or used as provided in clause (1), (2), (3) or (4) of this Section 4.13(b).

(c)           The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in clauses (1), (2), (3) or (4) of Section 4.13(b) and the accumulated Net Cash Proceeds from any Event of Loss not applied as set forth in clauses (1) and (2) of Section 4.13(b) shall constitute “Excess Proceeds.” Pending the final application of any Net Cash Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest or use for general corporate purposes the Net Cash Proceeds in any manner that is not prohibited by this Indenture; provided, however, that the Issuer may not use the Net Cash Proceeds to make Restricted Payments other than Restricted Payments that are solely Restricted Investments or to make Permitted Investments pursuant to clause (a) of the definition thereof.

(d)           When the Excess Proceeds equal or exceed $5,000,000, the Issuer shall offer to repurchase the Notes, together with any other Indebtedness ranking on a parity with the Notes and with similar provisions requiring the Issuer to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any), pro rata in proportion to the respective principal amounts of such Indebtedness (or accreted values in the case of Indebtedness issued with an original issue discount) and the Notes (the “Asset Sale Offer”) at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) thereof (the “Asset Sale Offer Price”), together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Asset Sale Purchase Date.

(e)           In order to effect the Asset Sale Offer, the Issuer shall, promptly after expiration of the 270-Day Period following such Asset Sale that produced such Exceeds Proceeds, mail to each Holder of Notes notice of the Asset Sale Offer (the “Asset Sale Notice”), offering to repurchase the Notes on a date (the “Asset Sale Purchase Date”) that is no earlier than 30 days and no later than 60 days after the date that the Asset Sale Notice is mailed, pursuant to the procedures required by this Indenture and described in the Asset Sale Notice.

On the Asset Sale Purchase Date, the Issuer shall apply an amount equal to the Excess Proceeds (the “Asset Sale Offer Amount”) plus an amount equal to accrued and unpaid Interest (and Liquidated Damages, if any) to the purchase of all Notes properly tendered and not withdrawn in accordance with the provisions of this Section 4.13 (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Asset Sale Purchase Date. To the extent that the aggregate principal amount of Notes tendered and not withdrawn pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Issuer may use any remaining Net Cash Proceeds as otherwise permitted by this Indenture. Following the consummation of each Asset Sale Offer in accordance with the provisions of this Section 4.13, the Excess Proceeds amount shall be reset to zero.

(f)           Notwithstanding, and without complying with, the provisions of this Section 4.13:

(1)           the Issuer and the Subsidiaries may, in the ordinary course of business, (A) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business, (B) liquidate or transfer Cash or Cash Equivalents and (C) enter into leases, subleases, licenses and sublicenses;

(2)           the Issuer and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance the provisions of this Indenture described under Section 4.14 and/or the provisions described under Sections 5.1 and 11.3;

(3)           the Issuer and the Subsidiaries may sell or dispose of damaged, worn out or other obsolete personal property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the Issuer’s business or the business of such Subsidiary, as applicable;

(4)           the Issuer and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets with a fair market value (or result in gross proceeds) of less than $1,000,000, until the aggregate fair market value and gross proceeds of the transactions excluded from the definition of Asset Sale pursuant to this clause (4) exceed $5,000,000;

(5)           the Issuer and the Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Issuer or any Guarantor;

(6)           Foreign Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Issuer or any other Subsidiary;

(7)           the Issuer and the Subsidiaries may (A) settle, release or surrender tort or other litigation claims in the ordinary course of business or grant Liens not prohibited by this Indenture and (B) dispose of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(8)           the Issuer and the Subsidiaries may, to the extent allowable under Section 1031 of the Code (or comparable or successor provision), exchange any property or assets for Related Business Assets;

(9)           the Subsidiaries may issue Equity Interests to the Issuer or to any other Subsidiary; and

(10)           the Issuer and the Subsidiaries may make Permitted Investments pursuant to clause (d), (e), (f), (g) or (i) of the definition thereof and Restricted Investments that are not prohibited by Section 4.9.

(g)           Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Issuer’s compliance or the compliance of any of the Issuer’s subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Issuer’s obligations under this Section 4.13.

(h)           If the Asset Sale Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

(i)           The Trustee shall be entitled to receive in connection with an Asset Sale such documents, if any, required by the TIA.

Section 4.14	Repurchase of Notes at the Option of the Holder Upon a
Change of Control

(a)           In the event that a Change of Control has occurred, unless the Issuer has exercised its right to redeem all of the Notes pursuant to Section 3.7(a) or 3.8 hereof, each Holder of Notes shall have the right, at such Holder’s option, pursuant to an offer by the Issuer (subject only to conditions required by applicable law, if any) (the “Change of Control Offer”), to require the Issuer to repurchase all or any part of such Holder’s Notes (provided, that the principal amount of such Notes must be $2,000 or an integral multiple of $1,000 in excess thereof) at a cash price equal to 101% of the principal amount thereof (the “Change of Control Purchase Price”), together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date.

In order to effect the Change of Control Offer, unless the Issuer has exercised its right to redeem all of the Notes pursuant to Section 3.7(a) or 3.8 hereof, the Issuer shall, not later than the 30th day after the occurrence of the Change of Control, mail to each Holder of Notes notice of the Change of Control Offer (the “Change of Control Notice”), describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Notes on a date (the “Change of Control Purchase Date”) that is no earlier than 30 days and no later than 60 days after the date that the Change of Control Notice is mailed, pursuant to the procedures required by this Indenture and described in the Change of Control Notice. On the Change of Control Purchase Date, to the extent lawful, the Issuer promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

As used in this Section 4.14, “Person” (including any group that is deemed to be a “Person”) has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

(b)           On or before the Change of Control Purchase Date, the Issuer shall:

(1)           accept for payment Notes or portions thereof properly tendered and not withdrawn pursuant to the Change of Control Offer,

(2)           deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date of all Notes so tendered, and

(3)           deliver to the Trustee the Notes so accepted together with an Officers’ Certificate listing the Notes or portions thereof being purchased by the Issuer.

The Paying Agent promptly shall pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Change of Control Purchase Date, and the Trustee promptly shall authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in the Global Note will be made). The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The provisions described above requiring the Issuer to make a Change of Control Offer following a Change of Control shall be applicable regardless of whether or not any other provisions of this Indenture are applicable.

(c)           Any Change of Control Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuer’s compliance with such laws and regulations shall not in and of itself cause a breach of the Issuer’s obligations under this Section 4.14.

(d)           If the Change of Control Purchase Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date shall be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

(e)           The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

Section 4.15	Excess Cash Flow Offer

(1)           After the end of each of (i) the fiscal year ending on December 31, 2011, (ii) the fiscal year ending on December 31, 2012 and (iii) the three consecutive fiscal quarters ended September 30, 2013, the Issuer shall determine Excess Cash Flow for such period (or, in the case of the fiscal year ending on December 31, 2011, the period from the Issue Date to the end of such fiscal year) and make an offer (an “Excess Cash Flow Offer”) to the Holders of the Notes to repurchase the maximum principal amount of Notes that may be purchased with 75% of such Excess Cash Flow for such period at a purchase price in cash equal to 100% of their principal amount, plus accrued and unpaid Interest (and Liquidated Damages, if any) to the Excess Cash Flow Offer Payment Date (the “Excess Cash Flow Offer Price”), subject to pro-ration in the event of oversubscription.  Notes so purchased in part will be equal to $2,000 or integral multiples of $1,000 in excess thereof.

(2)           In order to effect the Excess Cash Flow Offer, the Issuer shall, within (a) 95 days after the end of each such fiscal year ended December 31, 2011 or December 31, 2012 and (b) 50 days after the end of the three consecutive fiscal quarters ended September 30, 2013, mail to each Holder of the Notes, with a copy to the Trustee, notice of the Excess Cash Flow Offer (the “Excess Cash Flow Offer Notice”) detailing the terms of the Excess Cash Flow Offer including among other things, the repurchase date, which must be no earlier than 30 days nor later than 60 days from the date that the Excess Cash Flow Offer Notice is mailed (the “Excess Cash Flow Offer Payment Date”).

(3)           On or before the Excess Cash Flow Offer Payment Date, the Issuer will:

(a)           accept for payment Notes or portions thereof properly tendered pursuant to the Excess Cash Flow Offer,

(b)           deposit with the Paying Agent an amount equal to the aggregate purchase price to be paid in such Excess Cash Flow Offer in respect of Notes or portions of Notes properly tendered and not withdrawn, and

(c)           deliver to the Trustee the Notes so accepted together with an Officers’ Certificate listing the Notes or portions thereof being purchased by the Issuer.

(4)           The Paying Agent will promptly mail or wire transfer to each Holder of Notes or portions of Notes properly tendered and not withdrawn the purchase price payable with respect to such Notes or portions of Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered. Any Note or portion of a Note accepted for payment pursuant to an Excess Cash Flow Offer will cease to accrue Interest on and after the Excess Cash Flow Offer Payment Date. The Issuer will publicly announce the results of any Excess Cash Flow Offer on or as soon as practicable after the Excess Cash Flow Offer Payment Date.  If only a portion of a Note is purchased pursuant to an Excess Cash Flow Offer, a new Note in a principal amount equal to the portion thereof not purchased will be issued in the name of the Holder thereof upon cancellation of the original Note (or appropriate adjustments to the amount and beneficial interests in a Global Note will be made). Notes (or portions thereof) purchased pursuant to an Excess Cash Flow Offer will be cancelled and cannot be reissued.  Upon completion of each Excess Cash Flow Offer, the Excess Cash Flow Offer Amount for purposes of this Section 4.15 shall be reset at zero.

(5)           Notwithstanding the foregoing provisions of this Section 4.15, the Issuer will not be required (but may elect to do so) to make an Excess Cash Flow Offer in accordance with this covenant unless the Excess Cash Flow with respect to the applicable period in respect of which such Excess Cash Flow Offer is to be made exceeds $1,000,000 (with lesser amounts being carried forward for purposes of determining whether the $1,000,000 threshold has been met for any future period).

(6)           Any Excess Cash Flow Offer shall be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuer’s compliance or the compliance of any of the Issuer’s subsidiaries with such laws and regulations shall not in and of itself cause a breach of the Issuer’s obligations under this Section 4.15.

(7)           If the Excess Cash Flow Offer Payment Date is on or after an Interest Record Date and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

Section 4.16	Subsidiary Guarantors

All of the Issuer’s present and future Subsidiaries (provided that, no foreign subsidiary, if any, shall be a Guarantor for any year for which there shall be an Adverse Tax Determination) shall (i) jointly and severally guarantee all principal of, premium, if any, and Interest (and Liquidated Damages, if any) on the Notes on a senior secured basis, (ii) grant a security interest in and/or pledge the assets owned by such Subsidiary (other than Excluded Assets) to secure such Obligations on the terms set forth in the Collateral Agreements and (iii) deliver to the Trustee an Opinion of Counsel that such Guarantee and the Collateral Agreements have been duly authorized, executed and delivered and are valid, binding and enforceable in accordance with their terms.

Section 4.17	Limitation on Status as Investment Company

The Issuer, the Guarantors and the Subsidiaries shall be prohibited from being required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”)), or from otherwise becoming subject to regulation under the Investment Company Act.

Section 4.18	Maintenance of Insurance

The Issuer and Guarantors shall provide, or cause to be provided, for themselves and each of the Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Board of Directors of the Issuer is adequate and appropriate for the conduct of the business of the Issuer, the Guarantors and such Subsidiaries.

Section 4.19	Corporate Existence

Subject to Article V hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence and the corporate, partnership or other existence of each of the Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and each of the Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of the Subsidiaries, if the Issuer’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and each of the Subsidiaries, taken as a whole, and that the loss thereof would not have a material adverse effect on the ability of the Issuer and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.

Section 4.20	Limitation on Lines of Business

The Issuer and the Guarantors shall not, and neither the Issuer nor the Guarantors shall permit any of the Subsidiaries to, directly or indirectly, engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Issuer’s Board of Directors, is a Related Business.

Section 4.21	Rule 144A Information

The Issuer and the Guarantors shall, for so long as any Notes remain outstanding that are not freely transferable under the Securities Act, furnish to the Holders of Notes, beneficial owners of Notes, securities analysts and prospective investors, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.22	Limitation on Capital Expenditures

The Issuer and the Guarantors shall not, and neither the Issuer nor the Guarantors shall permit any of the Subsidiaries to, make Capital Expenditures in an aggregate amount exceeding (a) for the period beginning on the Issue Date and ending on December 31, 2011,  $11,000,000, (b) for the fiscal year ending December 31, 2012, $9,500,000 and (c) for the fiscal year ending December 31, 2013, $8,000,000 (excluding expenditures made with (i) insurance or condemnation proceeds, (ii) the proceeds of Asset Sales or other dispositions or (iii) the Net Cash Proceeds of any substantially concurrent sale of the Issuer’s Qualified Capital Stock or Holdco’s Qualified Capital Stock (to the extent that such Net Cash Proceeds have been contributed by Holdco to the Issuer)); provided that unused amounts in any fiscal year may be carried forward to the subsequent fiscal years.

Section 4.23	Minimum Consolidated EBITDA

The Issuer shall not permit its Consolidated EBITDA for any period of four consecutive fiscal quarters, taken as one accounting period, ending during any of the periods set forth below to be less than the amount set forth opposite such period:

Period	Amount
Issue Date to March 31, 2012	$32.00 million
April 1, 2012 to March 31, 2013	$34.00 million
April 1, 2013 and Thereafter	$35.00 million
.
Section 4.24	Real Estate Mortgages and Filings

With respect to any real property (individually and collectively, the “Premises”) (a) owned in fee simple by the Issuer or any of the Guarantors on the date hereof, (b) acquired in fee simple by the Issuer or any Guarantor after the date hereof  with a purchase price of greater than $1,000,000 or (c) leased by the Issuer or any of the Guarantors, which leasehold estate becomes additional Collateral pursuant to clause (c) of the definition of the term “Excluded Assets” (each a “Material Real Property”), within 60 days after the date hereof in the case of clause (a), within 90 days of the acquisition thereof in the case of clause (b) and, subject to the proviso to clause (c) of the definition of the term “Excluded Assets,” within 90 days after receipt of the Notes Collateral Agent’s request (at the direction of the Holders in accordance with clause (c) of the definition of the term “Excluded Assets”) to include such leasehold as additional Collateral in the case of clause (c):

(1)           the Issuer shall deliver to the Notes Collateral Agent, as mortgagee, fully executed counterparts of Mortgages, each dated not later than 60 days after the date hereof or 90 days after the date of acquisition of such Material Real Property, as the case may be, duly executed by the Issuer or the applicable Guarantor, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against the properties purported to be covered thereby;

(2)           the Issuer shall deliver to the Notes Collateral Agent mortgagee’s title insurance policies (or marked up title insurance commitments having the effect of title insurance policies) in favor of the Notes Collateral Agent, as mortgagee for the ratable benefit of the Notes Collateral Agent, the Trustee and the Holders of Notes in an amount equal to 100% of the fair market value of the Premises purported to be covered by the related Mortgage, as estimated by the Issuer in good faith, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens, and shall be accompanied by evidence of the payment in full of all premiums thereon; and

(3)           the Issuer shall deliver to the Notes Collateral Agent, with respect to each of the covered Premises, the most recent survey of such Premises, together with either (i) an updated survey certification in favor of the Trustee and the Notes Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Issuer and the Guarantors stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Issuer or Guarantor, as applicable, of such Premises for the Issuer or such Guarantor’s business as so conducted, or intended to be conducted, at such Premises.

Notwithstanding the foregoing, the Issuer and the Guarantors shall not be required to pledge or grant any security interest in any Material Real Property if the cost of perfecting the lien exceeds the fair market value of such Material Real Property.

Neither the Trustee nor the Notes Collateral Agent shall any responsibility nor obligation to cause any of the post closing deliverables described in this Section 4.24 to be delivered nor any liability in the event any such post-closing deliverables are not so delivered.

ARTICLE V
SUCCESSORS
Section 5.1	Limitation on Merger, Sale or Consolidation

The Issuer shall not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of the Issuer’s assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

(1)           either (a) the Issuer is the surviving Person or (b) the resulting, surviving or transferee Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by (i) by supplemental indenture all of the Issuer’s Obligations in connection with the Notes, this Indenture and the Registration Rights Agreement and (ii) by amendment, supplement or other instrument all of the Issuer’s obligations under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Liens created under the Collateral Agreements on the Collateral owned by or transferred to  the resulting, surviving or transferee Person;

(2)           no Default or Event of Default shall exist or shall occur immediately after giving effect to such transaction on a pro forma basis;

(3)           except in the case of the merger of the Issuer and one of the Subsidiaries solely for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the resulting, surviving or transferee Person is at least equal to the Issuer’s Consolidated Net Worth immediately prior to such transaction;

(4)           except in the case of the merger of the Issuer and one of the Subsidiaries solely for the purpose of reincorporation into another jurisdiction and which transaction is not for the purpose of evading this provision and not in connection with any other transaction, immediately after giving effect to such transaction on a pro forma basis, the resulting, surviving or transferee Person would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio test set forth in Section 4.7 hereof;

(5)           each Guarantor shall have, if required by the terms of this Indenture or the Collateral Agreements, confirmed in writing that its Guarantee and Liens granted thereunder in respect thereof shall apply to the Issuer’s Obligations or the Obligations of the resulting, surviving or transferee Person in accordance with the Notes, this Indenture and the Collateral Agreements; and

(6)           the Trustee shall have received an Opinion of Counsel stating that such merger, sale or consolidation complies with this Article V and that all conditions precedent thereto, if any, have been complied with.

Section 5.2	Successor Corporation Substituted

In the event of any transaction (other than a lease or transfer of less than all of the Issuer’s assets) in accordance with the foregoing in which the Issuer is not the surviving Person, the resulting, surviving or transferee Person shall succeed to and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such resulting, surviving or transferee Person had been named therein as the Issuer, and if requested in writing by Holders of at least a majority in principal amount of the Notes and in the Issuer’s annual opinion to the Trustee, such Person shall, cause to be delivered to the Trustee an opinion of counsel, that the Trustee continues to hold a Lien, having the same relative priority as was the case immediately prior to such transactions, on all Collateral for the benefit of the Holders.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more of the Subsidiaries, the Issuer’s interest in which constitutes all or substantially all of the Issuer’s properties and assets, shall be deemed to be the transfer of all or substantially all of the Issuer’s properties and assets. Notwithstanding the immediately preceding sentence and clauses (2), (3) and (4) of Section 5.1 above, this Section 5.2 shall not apply to the merger or consolidation of one or more Subsidiaries with or into the Issuer or any other Subsidiary, or the transfer by one or more Subsidiaries of all or a part of the Issuer’s properties and assets to the Issuer or any other Subsidiary, provided that (i) except in a transaction involving the merger, consolidation or transfer of assets solely between or among Foreign Subsidiaries, such transaction complies with clause (1) of Section 5.1  above, and (ii) such transaction otherwise complies with this Indenture (including, without limitation, the provisions of Section 4.13 and Article XI hereof.

ARTICLE VI
DEFAULTS AND REMEDIES

Section 6.1	Events of Default

“Event of Default,” wherever used herein, means any of the following events:

(1)           the Issuer’s failure to pay any installment of Interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

(2)           the Issuer’s failure to pay all or any part of the principal of or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price, the Asset Sale Offer Price or the Excess Cash Flow Offer Price, on Notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer, the Asset Sale Offer or the Excess Cash Flow Offer, as applicable,

(3)           the Issuer’s failure or the failure by any of the Subsidiaries to observe or perform any other covenant or agreement contained in the Notes or this Indenture and the continuance of such failure for a period of 30 days after written notice is given to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding, except that (a) neither such grace period nor notice shall be required with respect to any such failure relating to the provisions under Sections 4.9, 4.13, 4.14, 4.15, 4.22 and 4.23 and Section 5.1 and (b) no such notice shall be required with respect to any such failure relating to the provisions under Sections 4.7,

(4)           a default occurs (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) in the Issuer’s Indebtedness or the Indebtedness of any of the Subsidiaries with an aggregate amount outstanding in excess of $5,000,000 (a) resulting from the failure to pay principal of such Indebtedness at maturity, or (b) if as a result of such default, the maturity of such Indebtedness has been accelerated prior to its stated maturity,

(5)           final unsatisfied judgments not covered by insurance aggregating in excess of $5,000,000 at any one time rendered against the Issuer or any of the Subsidiaries and not stayed, bonded or discharged within 60 days after their entry,

(6)           any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and this Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee, in each case other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture,

(7)           any failure to comply with any material agreement or covenant in any of the Collateral Agreements, and such failure or breach shall continue for a period of 60 days after written notice is given to the Issuer by the Trustee or the Notes Collateral Agent, or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding,

(8)           any of the Collateral Agreements at any time for any reason ceases to be in full force and effect, or is declared null and void, or shall cease to be effective in all material respects to give the Notes Collateral Agent the Liens with the priority purported to be created thereby subject to no other Liens or the Issuer, Holdco or any Guarantor denies or disaffirms its Obligations thereunder (in each case, other than as expressly permitted by this Indenture and the applicable Collateral Agreement, by reason of the termination of this Indenture or the applicable Collateral Agreement in accordance with its terms or which was caused by a default by the Notes Collateral Agent in respect of the Collateral Agreements); provided that it will not be an Event of Default under this clause (8) if the affected Collateral has a fair market value of not more than $5,000,000 in the aggregate,

(9)           a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Issuer, Holdco, any of the Guarantors, or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case under any applicable Bankruptcy Law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, Holdco, any of the Guarantors or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, any of the Guarantors or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or (C) the winding up or liquidation of the affairs of the Issuer, Holdco, any of the Guarantors or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days, or

(10)         the Issuer, Holdco, any of the Guarantors or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary (A) commences a voluntary case under any applicable Bankruptcy Law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, Holdco, any of the Guarantors or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property and assets of the Issuer, Holdco, any of the Guarantors or any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary or (C) effects any general assignment for the benefit of creditors.

Section 6.2	Acceleration

(1)           If an Event of Default occurs and is continuing (other than an Event of Default specified in clauses (9) or (10) above relating to the Issuer, Holdco, any of the Guarantors or any of the Issuer’s Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to Issuer (and to the Trustee if given by Holders), may, and the Trustee at the request of such Holders shall, declare all principal thereof and all premium, if any, and accrued and unpaid Interest (and Liquidated Damages, if any) thereon to be due and payable immediately.  Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid Interest (and Liquidated Damages, if any) shall be immediately due and payable. If an Event of Default specified in clause (9) or (10) above, relating to the Issuer, Holdco, any of the Guarantors or any of the Issuer’s Significant Subsidiaries or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary occurs all principal thereof and all premium, if any, and accrued and unpaid Interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding Notes without any declaration or other act on the part of the Trustee or the Holders.

(2)           At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of not less than a majority in aggregate principal amount of then outstanding Notes, by written notice to the Issuer and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration and its consequences if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and Interest (and Liquidated Damages, if any) on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.4 hereof.

(3)           No such waiver shall cure or waive any subsequent Default or impair any right consequent thereon.

Section 6.3	Other Remedies

If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee, in its capacity as Trustee or in its capacity as Notes Collateral Agent, may pursue any available remedy to collect the payment of principal, premium, if any, and Interest (and Liquidated Damages, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.4	Waiver of Defaults

Subject to Section 6.7 hereof, and prior to the declaration of acceleration of the maturity of the Notes,  the Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except (i) a Default in the payment of principal of, premium, if any, or Interest (or Liquidated Damages, if any) on any Note not yet cured as specified in clauses (1) and (2) of Section 6.1 hereof or (ii) a Default with respect to any covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right arising therefrom.

Section 6.5	Control by Majority

Subject to all provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders not joining in the giving of such direction or that may involve the Trustee in personal liability, and the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders.  Subject to Section 7.1, the Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity reasonably satisfactory to it.

Section 6.6	Limitation on Suits

A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

(a)           the Holder gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7	Rights of Holders of Notes to Receive Payment

Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder to receive payment of the principal of, premium and Interest (and Liquidated Damages, if any) on a Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8	Collection Suit by Trustee

If an Event of Default specified in Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and Interest (and Liquidated Damages, if any) remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9	Trustee May File Proofs of Claim

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and may be a member of the creditor’s committee.

Section 6.10	Priorities

Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under Section 7.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection (including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel);

Second:  to Holders for amounts due and unpaid on the Notes for principal and Interest (and Liquidated Damages, if any), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and Interest (and Liquidated Damages, if any), respectively;

Third:  without duplication, to the Holders for any other Obligations owing to the Holders under the Notes or this Indenture; and

Fourth:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11	Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VII
TRUSTEE

Section 7.1	Duties of Trustee

(a)           If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default of which the Trustee has knowledge:

(i)           the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which are specifically required by any provision hereof to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof; and

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.

(e)           The Trustee is hereby authorized and directed to and shall enter into the Intercreditor Agreement (in its capacities as Trustee and as Notes Collateral Agent).

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2	Rights of Trustee

(a)           In connection with the Trustee’s rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder by or through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)           The Trustee shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default or Event of Default is received by the Trustee at the Corporate Trust Office, and such notice references this Indenture and the Notes.  Delivery of reports, information and documents to the Trustee under Section 4.3 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate).

(h)           The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may reasonably see fit at the reasonable expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(i)           The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities (including as Notes Collateral Agent) hereunder and under each of the Collateral Agreements, and each agent, custodian and other Person employed to act hereunder and under each of the Collateral Agreements.

(j)           The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k)           In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee have been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.3	Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4	Trustee’s Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5	Notice of Defaults

If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or Interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.6	Reports by Trustee to Holders of the Notes

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b)(2).  The Trustee shall also transmit all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to the Issuer and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7	Compensation and Indemnity

The Issuer shall pay to the Trustee from time to time such compensation as the parties shall agree in writing from time to time for its acceptance of this Indenture and services hereunder.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except, in each case, to the extent any such loss, liability or expense shall have been caused by its own negligence, bad faith  or willful misconduct.  The Trustee shall notify the Issuer promptly of any claim of which it has received written notice and for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.  The Issuer need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

The obligations of the Issuer under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.

To secure the Issuer’s payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.  Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(9) or 6.1(10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8	Replacement of Trustee

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a)           the Trustee fails to comply with Section 7.10 hereof;

(b)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction (not at the expense of the Trustee) for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture and the Intercreditor Agreement.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9	Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10	Eligibility; Disqualification

There shall at all times be a Trustee hereunder that is a corporation or trust Issuer (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11	Preferential Collection of Claims Against Issuer

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1	Option to Effect Legal Defeasance or Covenant Defeasance

The Issuer may, at the option of the Issuer’s Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes and Guarantees upon compliance with the conditions set forth below in this Article VIII.

Section 8.2	Legal Defeasance and Discharge

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer and the Guarantors, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from the Issuer’s and the Guarantor’s obligations with respect to all outstanding Notes and Guarantees, as applicable, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged all amounts owed under the outstanding Notes and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) of this Section 8.2 below, and to have satisfied all the Issuer’s and the Guarantor’s other obligations under such Notes, such Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same, including instruments releasing the Collateral as security for the Notes and the Guarantees), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4, payments in respect of the principal of, premium, if any, and Interest (and Liquidated Damages, if any), on such Notes when such payments are due, (b) the Issuer’s obligations with respect to such Notes under Article II and Section 4.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith and (d) this Article VIII.  Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3	Covenant Defeasance

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.3, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.18, 4.20, 4.21, 4.22, 4.23 and 4.24 and Article V hereof on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes and the Guarantees shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees shall be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Sections 6.1(3) through 6.1(8) hereof shall not constitute Events of Default to the extent such events occur thereafter and (y) Sections 6.1(9) and 6.1(l0) hereof shall not constitute an Event of Default to the extent they occur after the 91st day following the occurrence of the Issuer’s exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

Section 8.4	Conditions to Legal or Covenant Defeasance

The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

(a)           in the case of an election under Section 8.2 or 8.3 hereof, the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of Holders of the Notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in amounts that will be sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay the principal of and premium, if any, and Interest (and Liquidated Damages, if any) on the Notes on the stated date for payment or any redemption date thereof (and the Issuer must specify whether the Notes are being defeased to Stated Maturity or a particular redemption date), and the Trustee must have, for the benefit of Holders of the Notes, a valid, perfected, exclusive security interest in the trust;

(b)           in the case of an election under Section 8.2 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that:

(1)           the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(2)           since the date of this Indenture, there has been a change in the applicable Federal income tax law,

in either case to the effect that Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)           in the case of an election under Section 8.3 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably satisfactory to the Trustee confirming that Holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant had not occurred;

(d)           in the case of an election under Section 8.2 or 8.3 hereof, (x) no Default or Event of Default shall have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of any Lien to secure such borrowing and (y) no Event of Default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter (it being understood that the condition shall not be deemed satisfied until the expiration of such period);

(e)           in the case of an election under Section 8.2 or 8.3 hereof, the Legal Defeasance or Covenant Defeasance, as applicable, may not result in a breach or violation of, or constitute a default under, any other material agreement or instrument (other than this Indenture) to which the Issuer or any of the Subsidiaries are a party or by which the Issuer, or any of the Subsidiaries are bound;

(f)           in the case of an election under Section 8.2 or 8.3 hereof, the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent to hinder, delay or defraud any other of the Issuer’s creditors; and

(g)           in the case of an election under Section 8.2 or 8.3 hereof, the Issuer must deliver to the Trustee an Officers’ Certificate confirming the satisfaction of conditions in clauses (a) through (f) above, and an Opinion of Counsel confirming the satisfaction of the conditions in clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) above.

Legal Defeasance and Covenant Defeasance shall be deemed to occur on the date all of the applicable conditions set forth in this Section 8.4 are satisfied.

Section 8.5	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions

Subject to Section 8.6 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and Interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law; provided, however, that any trust account established pursuant to this Article VIII shall not constitute Collateral.

The Issuer and the Guarantors, jointly and severally, shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or U.S. Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee  (not at the Trustee’s expense)(which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6	Repayment to Issuer

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or Interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or Interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.7	Reinstatement

If the Trustee or Paying Agent is unable to apply any United States legal tender or U.S. Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order directing the repayment of the deposited money to the Issuer or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or Paying Agent or otherwise requires the payment of the money so deposited to the Issuer or to a fund for the benefit of the Issuer’s creditors, then (so long as the insufficiency exists or the order remains in effect) the Issuer’s and the Guarantors’ obligations under the Indenture Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.3 or 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.3 or 8.4 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, Liquidated Damages, if any, or Interest on any Note following the reinstatement of the Issuer’s obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 8.8	Satisfaction and Discharge

The Issuer may terminate its obligations and the obligations of the Guarantors under the Indenture Documents (except as described below) when:

(a)           all the Notes previously authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced and Notes for whose payment money has theretofore been deposited with the Trustee or the paying agent in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or a Guarantor) have been delivered to the Trustee for cancellation, or

(b)           (1)           all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) have been called for redemption within one year pursuant to either Section 3.7(a) or 3.8 by mailing to Holders a notice of redemption,

(2)           the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee U.S. legal tender, U.S. Government Obligations or a combination thereof, in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of and Interest (and Liquidated Damages, if any) on the Notes to maturity or the applicable Redemption Date, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or such Redemption Date, as the case may be,

(3)           the Issuer and the Guarantors each has paid all other sums payable by it under this Indenture and the other Indenture Documents,

(4)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or granting of any Liens in respect thereof),

(5)           such deposit shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of the Subsidiaries are a party or by which the Issuer or any of the Subsidiaries are bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit or the granting of any Liens in respect thereof, which breach, violation or default, as the case may be, shall have been waived or cured in accordance with the terms thereof substantially contemporaneously with such borrowing or granting, as the case may be, unless the obligations under such agreement or instrument are repaid or discharged substantially contemporaneously with such borrowing or granting, as the case may be), and

(6)           the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel confirming the satisfaction of all conditions set forth in clauses (1) through (5) above.

ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1	With Consent of Holders of a Majority of Notes

Except as expressly stated otherwise in Section 9.2 or 9.3, and subject to Sections 6.4 and 6.7 hereof, the Issuer, the Guarantors and the Trustee may amend, supplement or otherwise modify this Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Collateral Agreements, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or Interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Collateral Agreements may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Subject to Sections 6.4 and 6.7 hereof, and except as stated otherwise in Section 9.2 or 9.4, the Holders of a majority in aggregate principal amount of the Notes then outstanding may waive compliance in a particular instance by the Issuer or any Subsidiary with any provision of this Indenture or the Notes.

It is understood that, except as expressly stated otherwise in the Section 9.2 or 9.3, Sections 4.13, 4.14 and 4.15 hereof may be amended, waived or modified in accordance with this Section 9.1.

Section 9.2	With Consent of All Affected Holders of Notes

Without the consent of the Holder of each outstanding Note affected, an amendment, supplement, modification or waiver may not (with respect to Notes held by a non-consenting Holder):

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement, modification or waiver,

(2)           change the Stated Maturity on any Note,

(3)           reduce the principal of or any premium (including redemption premium but not including, for the avoidance of doubt, any repurchase premium relating to Sections 4.13, 4.14 and 4.15) on any Note,

(4)           reduce the rate of or change the time for payment of Interest (or Liquidated Damages, if any), on any Note,

(5)           waive a Default or Event of Default in the payment of principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

(6)           waive any redemption payment with respect to any Note or change the date on which any Notes may be subject to redemption (other than provisions relating to or payments required by Sections 4.13, 4.14 and 4.15),

(7)           reduce the Change of Control Purchase Price, the Asset Sale Offer Price or the Excess Cash Flow Offer Price or alter any other provisions with respect to the repurchase of the Notes required by Sections 4.13, 4.14 and 4.15 after the corresponding Asset Sale or Change of Control has occurred or the obligation to make an Excess Cash Flow has arisen,

(8)           change the coin or currency in which, the principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note is payable,

(9)           impair the right to institute suit for the enforcement of payment of the principal of or premium, if any, or Interest (or Liquidated Damages, if any) on any Note on or after the Stated Maturity (or on or after the Redemption Date),

(10)         make any change in the provisions of this Indenture relating to waivers of past Defaults with respect to, or the rights of Holders to receive, scheduled payments of principal of or premium, if any, or Interest (or Liquidated Damages, if any) on the Notes,

(11)         modify or change any provision of this Indenture affecting the ranking of the Notes or any Guarantee in a manner adverse to the Holders of the Notes,

(12)         release any Guarantor from any of its obligations under its Guarantee or this Indenture other than in compliance with this Indenture, or

(13)         make any changes in the amendment, supplement and waiver provisions in Section 9.1, 9.2., 9.3 or 9.4

Section 9.3	Without Consent of Holders of Notes

Notwithstanding Section 9.1, 9.2 or 9.4 hereof, without the consent of the Holders, the Issuer, the Guarantors and the Trustee (in its capacities as such and as Notes Collateral Agent) may amend, modify or supplement this Indenture, the Notes, the Guarantees, the Intercreditor Agreement, the Collateral Agreements and the Registration Rights Agreement:

(1)           to cure any ambiguity, defect or inconsistency,

(2)           to provide for uncertificated Notes in addition to or in place of certificated Notes,

(3)           to provide for the assumption of any of the Issuer’s or the Guarantors’ obligations to Holders in the case of a merger or consolidation or a sale of all or substantially all of the Issuer’s assets in accordance with this Indenture,

(4)           to evidence the release of any Guarantor permitted to be released under the terms of this Indenture or to evidence the addition of any new Guarantor,

(5)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act,

(6)           to comply with the provisions of DTC or the Trustee with respect to the provisions of this Indenture and the Notes relating to transfers and exchanges of Notes or beneficial interests therein,

(7)           to provide for the issuance of Additional Notes in accordance with the terms hereof,

(8)           to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder of Notes under this Indenture, the Notes, the Guarantees, the Intercreditor Agreement, the Collateral Agreements or the Registration Rights Agreement,

(9)           if necessary, in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Collateral Agreements.

Section 9.4	With Consent of Holders of a Super Majority of Notes

Without the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Notes at the time outstanding (including consents obtained in connection with a tender or exchange offer for the Notes), an amendment, supplement, modification or waiver may not release all or substantially all of the Collateral otherwise than in accordance with the terms of this Indenture and the Collateral Agreements.

Section 9.5	Consent Payment; Supplemental Indentures

The Issuer and the Guarantors will not, and neither the Issuer nor the Guarantors will permit any of the Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Guarantees, the Collateral Agreements, the Intercreditor Agreement or the Registration Rights Agreement unless such consideration is offered to be paid and is paid to all Holders of the Notes that agree to such consent, waiver or amendment in the time frame set for the in the solicitation documents relating to such consent waiver or amendment.

It shall not be necessary for the consent of the Holders under Section 9.1 9.2, 9.3 or 9.4 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Issuer may not sign an amendment or supplemental indenture until its Board of Directors approves it.

After an amendment, supplement, modification or waiver under Section 9.1, 9.2, 9.3 or 9.4 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.

Section 9.6	Revocation and Effect of Consents

Until an amendment, supplement or waiver becomes effective (as determined by the Issuer and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or a portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by the Issuer and which may be prior to any such amendment, supplement or waiver becoming operative).

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Issuer notwithstanding the provisions of the TIA.  If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of paragraphs (1) through (13) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or a portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and premium, if any, and Interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

Section 9.7	Notation on or Exchange of Notes

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.8	Trustee to Sign Amendments, etc.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in this Section 9.8, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.  In executing any amendment or supplemental indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture.

Section 9.9	Compliance with Trust Indenture Act

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.

ARTICLE X
COLLATERAL AND SECURITY

Section 10.1	Collateral Agreements; Security Interests.

(a)           The due and punctual payment of the principal of and premium, if any, and Interest (and Liquidated Damages, if any) on, the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and performance of all other Obligations under this Indenture, the Notes, the Collateral Agreements and the Registration Rights Agreement, shall be secured as provided in the Collateral Agreements.

(b)           After the Issue Date, the Issuer shall, and shall cause each of the Subsidiaries to, use commercially reasonable efforts to grant a perfected security interest in substantially all of the Issuer’s and the Guarantors’ assets, including assets acquired after the Issue Date in accordance with the Collateral Agreements, but in any event excluding the Excluded Assets.

(c)           The Issuer shall, and shall cause each of the Guarantors to, do or cause to be done all such acts and things as may be reasonably necessary, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein and therein expressed, including (1) using all commercially reasonable efforts to obtain customary consents and waivers from landlords of premises where any of the Collateral is located, and (2) taking all commercially reasonable efforts to grant a perfected Lien on all real property owned by the Issuer and the Guarantors and to provide customary title insurance for the benefit of the Notes Collateral Agent with respect thereto, including, without limitation, commercially reasonable efforts to cause the removal of record of all existing monetary encumbrances (other than as provided in the Collateral Agreements) such that the Collateral Agreements shall constitute a first priority Lien on all such real property, subject to Liens permitted by the Collateral Agreements.  The Issuer shall, and shall cause each of the Guarantors to, take any and all actions reasonably required to cause the Collateral Agreements to create and maintain, as security for the Obligations under this Indenture, the Notes, the Collateral Agreements and the Registration Rights Agreement, valid and enforceable, perfected (except as expressly provided herein or therein) Liens in and on all the Collateral, in favor of the Notes Collateral Agent, superior to and prior to the rights of all third Persons (other than holders of Purchase Money Indebtedness that was incurred in accordance with the provisions of Section 4.7 hereof), and subject to no other Liens, other than as provided herein and therein; provided, that the Note Collateral Agent’s Lien securing the Collateral may be subordinated pursuant to the terms of the Intercreditor Agreement to a Lien securing Indebtedness outstanding pursuant to Section 4.7 hereof, but only to the extent provided in the Intercreditor Agreement.

(d)           The Issuer represents and warrants and covenants that it (or the Guarantors) has executed and delivered, filed and recorded and/or will execute and deliver, file and record, all instruments and documents, and has done or will do or cause to be done all such acts and other things as are reasonably necessary to subject the Collateral to the Lien of Notes Collateral Agent under the Collateral Agreements.  The Issuer (or the Guarantors) shall execute and deliver, file and record all instruments and do all acts and other things as may be reasonably necessary to perfect, maintain and protect the security interests created by the Collateral Agreements and shall pay all filing, recording, mortgage or other taxes or fees incidental thereto.

(e)           The security interests in the Collateral created by the Collateral Agreements as now or hereafter in effect shall be held by the Notes Collateral Agent for the equal and ratable benefit and security of the Notes without preference, priority or distinction of any thereof over any other by reason, or difference in time, of issuance, sale or otherwise, and for the enforcement of the payment of principal of, premium, if any, and Interest on the Notes in accordance with their terms.

(f)            Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Collateral Agreements and the Intercreditor Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and authorizes and directs the Notes Collateral Agent and the Trustee, as applicable, to enter into the Collateral Agreements and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Issuer initially appoints the Trustee as Notes Collateral Agent and/or Trustee under the Collateral Agreements.  Any successor Trustee will act as Notes Collateral Agent and/or Trustee under the Collateral Agreements or appoint another Person to act in such capacity.

Section 10.2	Further Assurances and Security.

The Issuer represents and warrants that at the time the Collateral Agreements and this Indenture are executed, the Issuer (or the Subsidiaries) (a) will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the Collateral, in the manner and form done, or intended to be done, in the Collateral Agreements, free and clear of all Liens, except for Permitted Liens, and will forever warrant and defend the title to the same against the claims of all Persons whatsoever, subject to the terms of the Intercreditor Agreement; (b) will execute, acknowledge and deliver to the Trustee, at the Issuer’s expense, at any time and from time to time such further assignments, transfer, assurances or other instruments as may be necessary or as may be reasonably required by the Trustee to effectuate the terms of this Indenture or the Collateral Agreements; and (c) will at any time and from time to time do or cause to be done all such acts and things as may be necessary, or as may be reasonably required by the Trustee, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Collateral Agreements, subject to the terms of the Intercreditor Agreement.

Section 10.3	Opinions.

(a)           The Issuer shall furnish to the Trustee and the Notes Collateral Agent promptly after the recording or filing, or re-recording or re-filing of the Collateral Agreements and other security filings, an Opinion of Counsel (who may be counsel for the Issuer) stating that in the opinion of such counsel the Collateral Agreements and other security filings have been properly recorded, filed, re-recorded or re-filed so as to make effective and perfect the security interest intended to be created thereby and reciting the details of such action.

(b)           The Issuer shall furnish to the Trustee within three months after each anniversary of the Issue Date, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Agreements, subject to the terms of the Intercreditor Agreement, and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain such Liens.

(c)           All such Opinions of Counsel may contain assumptions, qualifications, exceptions and limitations as are appropriate for similar opinions relating to the nature of the Collateral.

Section 10.4	Release of Collateral.

(a)           Upon the full and final payment and performance of all the Issuer’s Obligations under the Indenture Documents, the Collateral Agreements will terminate, and the Liens granted thereunder on the Collateral will be released. In addition, the Notes Collateral Agent shall release the Lien created by this Indenture and the Collateral Agreements with respect to:

(1)           Collateral that is sold, transferred, disbursed or otherwise disposed of in accordance with the provisions of this Indenture, the Collateral Agreements and the Intercreditor Agreement; provided that the Notes Collateral Agent will not release such Liens in the event that the transaction is subject to Section 5.1,  and provided further that all products and proceeds of the Collateral so sold, transferred, disbursed or otherwise disposed of shall continue to constitute Collateral;

(2)           Collateral that is released with the consent of the Holders of not less than 66-2/3% of the aggregate principal amount of the outstanding Notes as provided under Article IX;

(3)           Bank Priority Collateral if sold or otherwise disposed of in connection with an enforcement of rights or remedies by the Bank Collateral Agent in accordance with the Intercreditor Agreement;

(4)           Bank Priority Collateral that is released by the Bank Collateral Agent pursuant to the Credit Agreement and in accordance with the Intercreditor Agreement;

(5)           all Collateral upon defeasance of this Indenture in accordance with Sections 8.2 or 8.3 or discharge of this Indenture in accordance Section 8.8;  and

(6)           Collateral of a Guarantor whose Guarantee is released in accordance with this Indenture (including by virtue of such Guarantor ceasing to be a Subsidiary)  and the Collateral Agreements;

provided, in each case, that the Notes Collateral Agent has received all documentation required by the TIA in connection therewith.  Upon compliance with the above provisions, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

(b)           The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof and of the Collateral Agreements if and to the extent the Collateral is released pursuant to the terms of this Indenture and the Collateral Agreements.

(c)           For purposes of Section 10.4(a) hereof, any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Issuer, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.  A person is “independent” if such person (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer or in any Affiliate of the Issuer and (iii) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Issuer.  The Trustee shall be entitled to receive and conclusively rely upon a certificate provided by any such person confirming that such person is independent within the foregoing definition.

(d)           Notwithstanding anything contained in this Indenture to the contrary, (i) the proviso of Section 10.4(a) of this Indenture will not be applicable to any release or withdrawal of inventory, receivables and cash from the Issuer’s deposit accounts in the ordinary course of the Issuer’s business pursuant to the terms of the Collateral Agreements and (ii) the fair value of inventory, receivables and cash from the Issuer’s deposit accounts released pursuant to this Section 10.4 need not be considered in determining whether the aggregate fair value of inventory, receivables and cash from the Issuer’s deposit accounts released in any calendar year exceeds the 10% threshold specified in Section 314(d)(1) of the TIA.

Section 10.5	Certificates of the Issuer.

The Issuer shall furnish to the Trustee and the Notes Collateral Agent, prior to each proposed release of Collateral, all documents required by TIA § 314(d).  The Trustee may, to the extent permitted by Sections 7.1 and 7.2 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such instruments.  Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Issuer, except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert within the meaning of TIA § 314(d).

Section 10.6	Authorization of Actions to be Taken by the Trustee Under the Collateral Agreements.

Subject to the terms of the Intercreditor Agreement, the Trustee may but without any obligation, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems reasonably necessary or appropriate in order to (a) enforce any of the terms of the Collateral Agreements and (b) collect and receive any and all amounts payable in respect of the Obligations of the Issuer and the Guarantors hereunder and under the Notes, the Collateral Agreements and the Registration Rights Agreement.  Subject to the terms of the Intercreditor Agreement, and to the extent permitted by this Indenture or the Collateral Agreements, the Trustee shall have the power to institute and to maintain such suits and proceedings as it may reasonably deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Agreements or this Indenture, and such suits and proceedings as the Trustee may reasonably deem expedient to preserve or protect its interest and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or the Trustee).

Section 10.7	Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders according to the provisions of this Indenture and the Collateral Agreements, subject to the terms of the Intercreditor Agreement.

Section 10.8	Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Notes Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Issuer be under any obligation to ascertain or inquire into the authority of the Issuer to make such sale or other disposition.

ARTICLE XI
GUARANTEES

Section 11.1	Guarantees

By its execution hereof, each of the Guarantors acknowledges and agrees that it receives substantial benefits from the Issuer and that such party is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services.  Accordingly, subject to the provisions of this Article XI, each Guarantor, jointly and severally, hereby unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, premium, if any, and Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, an Excess Cash Flow Offer or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law), if any, on the Notes and all other obligations of the Issuer to the Holders or the Trustee under the Notes, this Indenture, the Collateral Agreements, the Intercreditor Agreement and the Registration Rights Agreement (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations or under the Notes, the Collateral Agreements or Registration Rights Agreement, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer, an Excess Cash Flow Offer or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.6 hereof (collectively, the “Guarantee Obligations”).

Subject to the provisions of this Article XI, each Guarantor hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, the Collateral Agreements, the Registration Rights Agreement or the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any thereof, any releases of the Collateral, the entry of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.  Each Guarantor hereby waives and relinquishes with respect to its Guarantee Obligations: (a) any right to require the Trustee, the Holders or the Issuer (each, a “Benefited Party”) to proceed against the Issuer, the Subsidiaries or any other Person or to proceed against or exhaust any security held by a Benefited Party at any time or to pursue any other remedy in any Collateral Agent’s power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefited Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture); (d) any defense based upon an election of remedies by a Benefited Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefited Party’s election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code.  The Guarantors hereby covenant that, except as otherwise provided therein, the Guarantees shall not be discharged except by payment in full of all Guarantee Obligations, including the principal, premium, if any, and Interest on the Notes and all other costs provided for under this Indenture or as provided in Article VIII.

If any Holder or the Trustee is required by any court or otherwise to return to either the Issuer or the Guarantors, or any trustee or similar official acting in relation to either the Issuer or the Guarantors, any amount paid by the Issuer or the Guarantors to the Trustee or such Holder, the Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.  Each of the Guarantors agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guarantee Obligations hereby until payment in full of all such obligations guaranteed hereby.  Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Guarantee.

Section 11.2	Execution and Delivery of Guarantees

To evidence the Guarantees set forth in Section 11.1 hereof, each of the Guarantors agrees that a notation of the Guarantees substantially in the form included in Exhibit A hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that a supplemental indenture substantially in the form of Exhibit E hereto shall be executed on behalf of each Guarantor that becomes a Guarantor after the Issue Date by an Officer thereof in accordance with Section 11.4 hereof.

Each of the Guarantors agree that the Guarantees set forth in this Article XI shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantees.

If an Officer whose signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantees are endorsed, the Guarantees shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantees set forth in this Indenture on behalf of the Guarantors.

Section 11.3	Guarantors May Consolidate, etc., on Certain Terms

(a)           Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of any Guarantor with or into each other or with or into the Issuer; provided, however, that such consolidation or merger shall otherwise comply with this Indenture.  Upon any such consolidation or merger, the Guarantee of the Guarantor that does not survive the consolidation or merger shall no longer be of any force or effect.

(b)           No Guarantor will consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, subject to the provisions of the following paragraph and the other provisions of this Indenture and the Collateral Agreements:

(1)           the Person formed by, resulting from or surviving any such consolidation or merger (if other than such Guarantor)

(A)          expressly assumes (i) by supplemental indenture all of such Guarantor’s obligations in connection with such Guarantor’s Guarantees and (ii) by amendment, supplement or other instrument all obligations of such Guarantor under the Collateral Agreements, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Liens created under the Collateral Agreements on the Collateral owned by or transferred to such Person, and

(B)           delivers to the Trustee an Opinion of Counsel that such supplemental indenture, amendments, supplements and other instruments, as applicable, have been duly authorized, executed and delivered and that each of such supplemental indenture, amendments supplements and other instruments, as applicable, its Guarantees, this Indenture, the Collateral Agreements and the Registration Rights Agreement constitutes a legal, valid and binding and enforceable obligation of such Person, in each case subject to customary qualifications; and

(2)           immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing.

(c)           In case of any such consolidation or merger and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and reasonably satisfactory in form to the Trustee, of the Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor corporation thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee.  All the Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution hereof.

(d)           The Trustee, subject to the provisions of Section 12.4 hereof, shall be entitled to receive an Officers’ Certificate as conclusive evidence that any such consolidation or merger, and any such assumption of Guarantee Obligations, comply with the provisions of this Section 11.3.  Such Officers’ Certificate shall comply with the provisions of Section 12.5 hereof.

Section 11.4	Guarantee by Future Subsidiaries

The Issuer shall cause each of the Issuer’s future Subsidiaries (provided that, no foreign subsidiary, if any, shall be a Guarantor for any year for which there shall be an Adverse Tax Determination) to (i) execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit E hereto and a guarantee substantially in the form included in Exhibit A hereto, pursuant to which such Subsidiary shall unconditionally guarantee on a senior secured basis, all of the Issuer’s Obligations under the Notes and this Indenture on the terms set forth in this Indenture, (ii) execute a security agreement and other Collateral Agreements necessary or reasonably requested by the Trustee to grant the Trustee a valid, enforceable, perfected Lien on the Collateral described therein, and (iii) deliver to the Trustee an Opinion of Counsel that such supplemental indenture, guarantee and Collateral Documents have been duly authorized, executed and delivered by such Subsidiary and that each of such documents and this Indenture, guarantee and Collateral Documents have constitutes a legal, valid, binding and enforceable obligation of such Subsidiary, in each case subject to customary qualifications including exceptions for bankruptcy, fraudulent transfer and equitable principles.  Thereafter, such Subsidiary shall be a Guarantor for all purposes of this Indenture.

Section 11.5	Release of Guarantors

Notwithstanding Section 11.3(b) hereof, upon the sale or disposition (including by merger or sale or transfer of all of the Equity Interests or sale of all or substantially all of its assets) of a Guarantor (as an entirety) to a Person which is not and is not required to become a Guarantor, the designation of a Guarantor as an Unrestricted Subsidiary, the cessation of such Guarantor as a Subsidiary or the liquidation or dissolution of a Guarantor, which transaction is otherwise in compliance with this Indenture (including, without limitation, Section 4.13), such Guarantor will be deemed released from the Issuer’s Obligations under its Guarantee of the Notes and the Collateral Agreements; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of the Issuer’s Indebtedness or any Indebtedness of any other of the Subsidiaries shall also terminate upon such release, sale or transfer and none of the Issuer’s Equity Interests are pledged for the benefit of any holder of any of the Issuer’s Indebtedness or any Indebtedness of any of the Subsidiaries.

The Trustee, subject to the provisions of Section 12.4 hereof, shall be entitled to receive an Officers’ Certificate as conclusive evidence that such sale or other disposition or that such designation was made by the Issuer in accordance with the provisions of this Indenture.  Except as provided in Section 11.3(a) hereof, any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and Interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XI.

Section 11.6	Limitation of Guarantor’s Liability; Certain Bankruptcy Events

(a)           Each Guarantor, and by its acceptance of Notes each Holder, hereby confirms that it is the intention of all such parties that the Guarantee Obligation of such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law.  To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the Guarantee Obligations of each Guarantor under this Article XI shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Guarantee Obligations of such other Guarantor under this Article XI, result in the Guarantee Obligations of such Guarantor under the Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

(b)           Each Guarantor hereby covenants and agrees, to the fullest extent that it may do so under applicable law, that in the event of the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Issuer, such Guarantor shall not file (or join in any filing of), or otherwise seek to participate in the filing of, any motion or request seeking to stay or to prohibit (even temporarily) execution on the Guarantee and hereby waives and agrees not to take the benefit of any such stay of execution, whether under Section 362 or 105 of the Bankruptcy Law or otherwise.

Section 11.7	Application of Certain Terms and Provisions to the Guarantors

(a)           For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers’ Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.1 hereof shall apply to such Guarantor as if references therein to the Issuer were references to such Guarantor.

(b)           Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 12.2 hereof as if references therein to the Issuer were references to such Guarantor.

(c)           Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders to or on any Guarantor may be given or served as described in Section 12.2 hereof as if references therein to the Issuer were references to such Guarantor.

(d)           Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 12.4 hereof as if all references therein to the Issuer were references to such Guarantor.

ARTICLE XII
MISCELLANEOUS

Section 12.1	Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA § 318(c), the imposed duties shall control.

Section 12.2	Notices

Any notice or communication by the Issuer or the Trustee to the other is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer
or the Guarantors:

The Sheridan Group, Inc.
11311 McCormick Road, S260
Hunt Valley, Maryland 21031
Attention:  President
Fax No.: (410) 785-7217

with copies (which
shall not constitute
notice) to:

Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, PA 19104
Attn:  Eric S. Siegel, Esq. & Sarah B. Gelb, Esq.
Fax No.:  (215) 994-2222

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
525 William Penn Place, 38th Floor
Pittsburgh, PA 15259
Attention: Corporate Trust Administration
Fax No.:  (212) 815-5707

The Issuer or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) five Business Days after being deposited in the mail, postage prepaid; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 12.3	Communication by Holders of Notes with Other Holders of
Notes

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.4	Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a)           an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.5	Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied;

provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificate of public officials.

Section 12.6	Rules by Trustee and Agents

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7	No Personal Liability of Directors, Officers, Employees and Stockholders

No direct or indirect stockholder, incorporator, controlling Person, employee, officer or director, as such, past, present or future of the Issuer, the Guarantors or any successor entity shall have any personal liability in respect of the Issuer’s obligations or the obligations of the Guarantors under this Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Collateral Agreements or the Intercreditor Agreement solely by reason of his, her or its status as such stockholder, incorporator, controlling Person, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any Guarantee of the Notes.

Section 12.8	Governing Law

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION, PRIORITY, ENFORCEMENT OF AND REMEDIES RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

Section 12.9	No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or the Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10	Successors

Except as otherwise provided in Section 11.5, all agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their successors.  All agreements of the Trustee in this Indenture shall bind the its successors.

Section 12.11	Severability

In case any one or more of the provisions of this Indenture or in the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 12.12	Counterpart Originals

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 12.13	Table of Contents, Headings, Etc.

The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.14	Intercreditor Agreement

So long as the Intercreditor Agreement is in effect, the rights, obligations and remedies of the parties shall be subject thereto.  This Indenture shall not impose any obligation or grant any right to any party to the extent that such obligation or right is inconsistent or conflicts with the Intercreditor Agreement.  This Section 12.14 is for the benefit of the Holders and the Trustee, and none of the Issuer or Guarantors shall be third party beneficiaries hereof.

Section 12.15	Waiver of Jury Trial

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 12.16	Force Majeure

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 12.17	Limitation on Duty of Trustee in Respect of Collateral

(a)           Beyond the exercise of reasonable care in the custody thereof, the Trustee and the Notes Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto, and the Trustee and the Notes Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.  The Trustee and the Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee or the Notes Collateral Agent in good faith.

(b)           The Trustee and the Notes Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee or the Notes Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

[Signatures on following page]

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

THE ISSUER:

By:	/s/ John A. Saxton

Name: John A. Saxton
Title: Chief Executive Officer

By:	/s/ Robert M. Jakobe

Name: Robert M. Jakobe
Title: Executive Vice President and Chief Financial Officer

THE GUARANTORS:

DARTMOUTH PRINTING COMPANY

By:	/s/ Robert M. Jakobe

Name: Robert M. Jakobe
Title: Secretary

DARTMOUTH JOURNAL SERVICES, INC.

By:	/s/ Robert M. Jakobe

Name: Robert M. Jakobe
Title: Secretary

SHERIDAN BOOKS, INC.

By:	/s/ Robert M. Jakobe

Name: Robert M. Jakobe
Title: Secretary

THE SHERIDAN GROUP HOLDING COMPANY

By:	/s/ Robert M. Jakobe

Name: Robert M. Jakobe
Title: Secretary

THE SHERIDAN PRESS, INC.

By:	/s/ Robert M. Jakobe

Name: Robert M. Jakobe
Title: Secretary

THE DINGLEY PRESS, INC.

By:	/s/ Robert M. Jakobe

Name: Robert M. Jakobe
Title: Secretary

UNITED LITHO, INC.

By:	/s/ Robert M. Jakobe

Name: Robert M. Jakobe
Title: Secretary

2

THE TRUSTEE:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ James M. Young

Name: James M. Young
Title: Senior Associate

3

EXHIBIT A

[FORM OF NOTE]

THE SHERIDAN GROUP, INC.

12.500% [SERIES A] [SERIES B]1 SENIOR SECURED NOTE
DUE 2014

CUSIP: _________________________
ISIN:____________________________
No.	$_______________________________

The Sheridan Group, Inc., a Maryland corporation (the “Issuer” which term includes any successors under this Indenture hereinafter referred to), for value received, hereby promise to pay to Cede & Co., or registered assigns, the principal sum of __________ Dollars, on April 15, 2014.

Interest Payment Dates:  April 15 and October 15, commencing October 15, 2011.

Record Dates:  April 1 and October 1.

Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

Upon request, the Issuer will promptly make available to a holder of this Note information regarding the issue price, the amount of original issue discount, the issue date, and the yield to maturity of this Note.  Holders should contact The Sheridan Group, Inc., 11311 McCormick Road, S260, Hunt Valley, Maryland 21031, Attention:  President.

__________________________

1	Series A should be replaced with Series B in the Exchange Notes.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

THE SHERIDAN GROUP INC.,
a Maryland corporation

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A.
By:
Authorized Signatory

Dated:

(Reverse of Note)

12.500% [Series A] [Series B]2 Senior Secured Note due 2014

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.]3

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY, TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]4

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE.  NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.]5

___________________________

2	Series A should be replaced with Series B in the Exchange Notes.

3	To be included only on Global Notes deposited with DTC as Depositary.

4	To be included only on Global Notes deposited with DTC as Depositary.

5	To be included only on Reg S Temporary Global Notes.

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.]6

____________________________

6	To be included only on Transfer Restricted Notes.

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           Interest.  The Sheridan Group, Inc., a Maryland corporation (the “Issuer”), promises to pay Interest on the principal amount of this Note at 12.500% per annum from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below.  The Issuer will pay Interest and Liquidated Damages, if any, semi-annually on April 15 and October 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  The first Interest Payment Date shall be October 15, 2011.  Interest on the Notes will accrue from the most recent date to which Interest has been paid or, if no Interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of Interest, and if this Note is authenticated between an Interest Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, Interest shall accrue from such next succeeding Interest Payment Date. The Issuer shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate that is 2% higher than the then applicable interest rate then in effect; it shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

2.           Method of Payment.  The Issuer will pay Interest on the Notes and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the April 1 or October 1 next preceding the Interest Payment Date (each an “Interest Record Date”), even if such Notes are cancelled after such Interest Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to Defaulted Interest.  The Notes will be payable as to principal, Interest, premium, if any, and Liquidated Damages, if any, at the office or agency of the Issuer maintained within the City and State of New York for such purpose, or, at the option of the Issuer, payment of Interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and Interest, premium, if any, and Liquidated Damages, if any, on all Global Notes.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.             Paying Agent and Registrar.  Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer or any of its subsidiaries may act in any such capacity.

4.             Indenture.  The Issuer issued the Notes under an Indenture, dated as of the Issue Date (“Indenture”), by and among the Issuer, the Guarantors party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Obligations under the Indenture, the Intercreditor Agreement, the Notes and the Guarantees thereof are secured by the Collateral described in the Collateral Agreements, subject to the provisions of such agreements.  Holders are referred to the Collateral Agreements for a statement of such terms.

5.             Optional Redemption.

(a)           At any time prior to April 15, 2012, the Issuer may redeem the Notes for cash at the Issuer’s option, in whole or in part, at any time or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes being redeemed and (2) the sum of the present values of 106.250% of principal amount of the Notes being redeemed and scheduled payments of Interest on such Notes to and including April 15, 2012 discounted to the date of redemption on semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, together in either case with accrued and unpaid Interest, if any, to the date of redemption of the Notes (the “Redemption Date”).

(b)           At any time on or prior to April 15, 2012, upon a Qualified Equity Offering, up to 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued pursuant to the Indenture may be redeemed at the Issuer’s option within 90 days of such Qualified Equity Offering, with cash received by the Issuer from the Net Cash Proceeds of such Qualified Equity Offering, at a redemption price equal to 112.500% of principal amount thereof, together with accrued and unpaid Interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than 65% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued pursuant to the Indenture remain outstanding.

(c)           The Notes will be redeemable for cash at the option of the Issuer, in whole or in part, at any time or from time to time, on or after April 15, 2012 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the periods indicated below, in each case together with accrued and unpaid Interest (and Liquidated Damages, if any) thereon to the Redemption Date:

Year	Percentage

April 15, 2012 to April 14, 2013	106.250%
April 15, 2013 to October 14, 2013	103.125%
October 15, 2013 and thereafter	100.000%

(d)           Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date, Interest ceases to accrue on Notes or portions thereof called for redemption unless the Issuer defaults in such payments due on the Redemption Date.

6.             Mandatory Redemption.

(a)           If a Specified Property Sale occurs, the Issuer will be required to deposit the Specified Property Sale Proceeds in respect thereof in the Specified Property Sale Proceeds Account and promptly deliver to each Holder of the Notes by first-class mail at such Holder’s registered address an irrevocable redemption notice to, and shall, redeem, no less than five and no more than ten business days after the giving of such notice, Notes in an aggregate principal amount equal to the Specified Property Sale Proceeds at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest (and Liquidated Damages, if any) to the Redemption Date.

(b)           If the Redemption Date is on or after an Interest Record Date, and on or before the associated Interest Payment Date, any accrued and unpaid Interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a Note is registered at the close of business on such Interest Record Date.

(c)           The Notes will not have the benefit of any sinking fund and except as described in clause (a) above, the Issuer will not be required to make any mandatory redemption payments with respect to the Notes.

7.             Offers to Purchase.  Sections 4.13, 4.14 and 4.15 of the Indenture provide that upon the occurrence of a Change of Control, after certain Asset Sales and with certain “excess” cash flows and subject to further limitations contained therein, the Issuer will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

8.             Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between an Interest Record Date and the corresponding Interest Payment Date.

9.             Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

10.           Amendment, Supplement, Modification and Waiver.  Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended, modified or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision of the Indenture, the Notes or the Guarantees may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.  Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes, the Guarantees, the Intercreditor Agreement, the Collateral Agreements and the Registration Rights Agreement may be amended, modified or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s or any Guarantor’s  obligations to Holders of the Notes in case of a merger or consolidation, or sale of all or substantially all of its assets in accordance with the Indenture, to evidence the release any Guarantor permitted to be released under the terms of the Indenture or to evidence the addition of any new Guarantor, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to comply with the provisions of DTC or the Trustee with respect to the provisions of the Indenture and this Notes relating to transfers and exchanges of Notes of beneficial interests therein, to provide for the issuance of Additional Notes in accordance with the terms of the Indenture, to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder of Notes under the Indenture, the Notes, the Guarantees, the Intercreditor Agreement, the Collateral Agreements or the Registration Rights Agreement or if necessary, in connection with any addition or release of Collateral permitted under the terms of the Indenture or Collateral Agreements.

11.           Defaults and Remedies.   Subject to certain exceptions, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture.  Holders of Notes may not enforce the Indenture except as provided in the Indenture.  The Trustee is not obligated to enforce the Indenture or the Notes unless it has received security or indemnity reasonably satisfactory to it.  The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or Interest on any Note) if it determines that withholding notice is in their interest.

12.           Trustee Dealings with Issuer.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or their Affiliates, and may otherwise deal with the Issuer or their Affiliates, as if it were not the Trustee.

13.           No Recourse Against Others.  No direct or indirect stockholder, incorporator, controlling Person, employee, officer or director, as such, past, present or future of the Issuer, the Guarantors or any successor entity shall have any personal liability in respect of the Issuer’s obligations or the obligations of the Guarantors under this Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Collateral Agreements or the Intercreditor Agreement solely by reason of his, her or its status as such stockholder, incorporator, controlling Person, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any Guarantee of the Notes.

14.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.           Additional Rights of Holders of Transfer Restricted Notes.7  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, by and among the Issuer, the Guarantors and the Initial Purchaser (the “Registration Rights Agreement”).

____________________________

7	To be included only on Transfer Restricted Notes.

17.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

18.           Notation of Guarantee.  As more fully set forth in the Indenture, to the extent permitted by law, each of the Guarantors from time to time, in accordance with Article XI of the Indenture, unconditionally and jointly and severally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

By its execution of its Guarantee, each of the Guarantors acknowledges and agrees that it receives substantial benefits from the Issuer and that such party is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services.  Accordingly, subject to the provisions of Article XI of the Indenture, each Guarantor, jointly and severally, unconditionally guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, premium, if any, and Interest and Liquidated Damages, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, and Excess Cash Flow Offer or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law), if any, on the Notes and all other obligations of the Issuer to the Holders or the Trustee under the Notes, the Indenture, the Collateral Agreements and the Registration Rights Agreement (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms of the Indenture; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer, Excess Cash Flow Offer or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.6 of the Indenture.

When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor may be released from those obligations.

19.  Governing Law.  THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL LAWS AND RULES 327(B); PROVIDED THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION OR PRIORITY OF THE SECURITY INTEREST IN ANY REAL PROPERTY, COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

THE SHERIDAN GROUP, INC.
11311 McCormick Road, S260
Hunt Valley, Maryland 21031
Attention: President

20.           Security.  The Issuer’s and Guarantors’ obligations under the Notes are secured by Liens on the Collateral pursuant to the terms of the Collateral Agreements.  The actions of the Trustee and the Holders of the Notes secured by such Liens and the application of proceeds from the enforcement of any remedies with respect to such Collateral are limited pursuant to the terms of the Collateral Agreements.

21.           Intercreditor Agreement.  Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreement and each of the Guarantors, if any, and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to the Indenture, this Note and the Collateral Agreements and the exercise of any right or remedy by the Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Note with respect to lien priority or rights and remedies in connection with the Common Collateral (as defined in the Intercreditor Agreement), the terms of the Intercreditor Agreement shall govern.

22.           Registration Rights. Pursuant to (and subject to the terms and conditions of) the Registration Rights Agreement among the Issuer, the Guarantors party thereto and the Initial Purchasers of the Series A Notes, the Issuer will be obligated to consummate an exchange offer.  Upon such exchange offer, the Holders of the Series A Notes shall have the right, subject to compliance with securities laws, to exchange such Series A Notes for Series B Notes, having terms identical in all material respects to the Series A Notes (including with respect to the Guarantees).  The Holders of the Series A Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

_________________________________

8	To be included only on Series A Notes

Assignment Form

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _________________________________________________________________________________________________

to transfer this Note on the books of the Issuer.  The agent may substitute another to act for it.

Date:  _____________________________

Your Signature:_____________________________
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.13 (“Asset Sale Offer”), 4.14 (“Change of Control Offer”) or 4.15 (“Excess Cash Flow Offer”) of the Indenture, check the box below:

Section 4.13 (“Asset Sale Offer”)                              ☐

Section 4.14 (“Change of Control Offer”)                 ☐

Section 4.15 (“Excess Cash Flow Offer”)  ⁯                ☐

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.13 (“Asset Sale Offer”), 4.14 (“Change of Control Offer”) or 4.15 (“Excess Cash Flow Offer”) of the Indenture, state the amount you elect to have purchased (in denominations of $2,000 or integral multiples of $1,000 in excess there of only, except if you have elected to have all of your Notes purchased):  $___________

Date:  _____________________________

Your Signature:_____________________________
(Sign exactly as your name appears on the face of this Note)

Social Security or Tax Identification No.:_____________________________
Signature Guarantee*

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv)  such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE9

The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or a Definitive Note for an interest in this Global Note, have been made:

	Amount of Decrease in Principal Amount of	Amount of Increase in Principal Amount of this	Principal Amount of this Global Note Following Such	Signature of Authorized Officer of Trustee or Note
Date of Exchange	this Global Note	Global Note	Decrease or Increase	Custodian

____________________________

9	This should be included only if the Note is issued in global form.

GUARANTEE

Each Guarantor listed below (which term “Guarantor” includes any successors or assigns under the Indenture, dated the date hereof, among the Issuer (defined below), the Guarantors (as defined therein) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”), as supplemented by any supplemental indentures thereto), has executed a supplemental indenture in substantially the form attached as Exhibit E to the Indenture, if applicable, and has irrevocably and unconditionally guaranteed on a senior secured basis the Guarantee Obligations (as defined in Section 11.1 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) and Liquidated Damages, if any, on the 12.500% Senior Secured Notes due 2014 (the “Notes”) of The Sheridan Group, Inc., a Maryland corporation (the “ Issuer”), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, and Excess Cash Flow Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on the Notes, and the due and punctual performance of all other obligations of the Issuer, to the Holders or the Trustee all in accordance with the terms set forth in Article XI of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, an Excess Cash Flow Offer or otherwise.

The obligations of each Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.

No direct or indirect stockholder, incorporator, controlling Person, employee, officer or director, as such, past, present or future of the Issuer, the Guarantors or any successor entity shall have any personal liability in respect of the Issuer’s obligations or the obligations of the Guarantors under this Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Collateral Agreements or the Intercreditor Agreement solely by reason of his, her or its status as such stockholder, incorporator, controlling Person, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any Guarantee of the Notes.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and performance and not of collectibility.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The obligations of each Guarantor under this Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[signature page follows]

IN WITNESS WHEREOF, each Guarantor has caused this instrument to be duly executed.

Dated:

[NAME OF GUARANTOR]

By:
Name:
Title:

[NAME OF GUARANTOR]

By:
Name:
Title:

[NAME OF GUARANTOR]

By:
Name:
Title:

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

The Sheridan Group, Inc.
11311 McCormick Road, S260
Hunt Valley, Maryland 21061

The Bank of New York Mellon Trust Company, N.A.
525 William Penn Place, 38th Floor
Pittsburgh, PA 15259
Attention: Corporate Trust Administration

Re:  12.500% Senior Secured Notes due 2014

Dear Sirs:

Reference is hereby made to the Indenture, dated as of April 15, 2011 (the “Indenture”), among The Sheridan Group, Inc. (the “Issuer”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.  ______________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to  __________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.   ☐                      Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or of a Definitive Note Pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2.  ☐                      Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or of a Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3.   ☐                      Check if Transferee will take delivery of a beneficial interest in a Global Note or of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)              ☐           Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)              ☐           Such Transfer is being effected to the Issuer or a subsidiary thereof; or

(c)              ☐           Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or

(d)              ☐           such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Issuer, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act.

Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or Definitive Notes and in the Indenture and the Securities Act.

4.   ☐                      Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)              ☐           Check if Transfer is Pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(b)              ☐           Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.

(c)              ☐           Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

[signature page follows]

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

Dated:
[Insert Name of Transferor]

By:
Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.      The Transferor owns and proposes to transfer the following:

[[CHECK ONE OF (a) OR (b)]

(a)	☐	a beneficial interest in

(i)	☐	144A Global Note, or

(ii)	☐	501 Global Note, or

(iii)	☐	Reg S Global Note; or

(b)	☐	a Restricted Definitive Note.

2. After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐	a beneficial interest in the:

(i)	☐	144A Global Note, or

(ii)	☐	501 Global Note, or

(iii)	☐	Reg S Global Note,

(iv)	☐	Unrestricted Global Note; or

(b)	☐	a Restricted Definitive Note; or

(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

The Sheridan Group, Inc.
11311 McCormick Road, S260
Hunt Valley, Maryland 21061

The Bank of New York Mellon Trust Company, N.A.
525 William Penn Place, 38th Floor
Pittsburgh, PA 15259
Attention: Corporate Trust Administration

Re:  12.500% Senior Secured Notes due 2014

Dear Sirs:

Reference is hereby made to the Indenture, dated as of April 15, 2011 (the “Indenture”), between The Sheridan Group, Inc. (the “Issuer”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

____________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)           ☐           Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(b)           ☐           Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(c)           ☐           Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

(d)           ☐           Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.

2.  Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)           ☐           Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that (i) the Restricted Definitive Note is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)           ☐           Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the:  [CHECK ONE] ☐ 144A Global Note, ☐ Reg S Global Note, or ☐ 501 Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

[signature page follows]

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT D

FORM OF CERTIFICATE FROM ACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR

The Sheridan Group, Inc.
11311 McCormick Road, S260
Hunt Valley, Maryland 21061

The Bank of New York Mellon Trust Company, N.A.
525 William Penn Place, 38th Floor
Pittsburgh, PA 15259
Attention: Corporate Trust Administration

Re:  12.500% Senior Secured Notes due 2014

Dear Sirs:

Reference is hereby made to the Indenture, dated as of April 15, 2011 (the “Indenture”), between The Sheridan Group, Inc. (the “Issuer”), the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:

1.
We understand and acknowledge that the Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities law, and may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act or any other applicable securities law or pursuant to an exemption therefrom and in each case in compliance with the conditions for transfer set forth below.

2.
We are an institutional “accredited investor” under the Securities Act within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act (“Rule 501”) or, if the Notes are to be purchased for one or more accounts (“investor accounts”) for which we are acting as fiduciary or agent, each such investor account is an institutional “accredited investor” on a like basis.  We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Notes and invest in or purchase securities similar to the Notes in the normal course of our business.  We and any accounts for which we are acting are each aware that we may be required, and are each able, to bear the economic risk of our or its investment in the Notes for an indefinite period of time.

3.
We are purchasing the Notes for our own account, or for one or more investor accounts for which we are acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to our or their ability to resell such Notes pursuant to Rule 144A under the Securities Act (“Rule 144A”) or any exemption from registration available under the Securities Act.

4.
We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the expiration of the applicable holding period with respect to restricted securities set forth in Rule 144 under the Securities Act (the “Resale Restriction Termination Date”), only (a) to the Issuer, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Notes are eligible for resale pursuant to Rule 144A to a person the we reasonably believe is a “qualified institutional buyer” as defined in Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to which notice is given that the transfer is being made in reliance on Rule 144A, (d) outside the United States in an offshore transaction in accordance with Rule 904 under the Securities Act, (e) to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 that is purchasing the Notes for its own account or for the account of such an institutional “accredited investor” for investment purposes only, and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our, its or their control and in each case in compliance with any applicable securities laws of any U.S. state or any other applicable jurisdiction.  The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date.  If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act.  Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer made prior to the Resale Termination Date to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuer and the Trustee.

5.	We understand that the Notes will be delivered in registered form only and that the certificates delivered to us in respect of the Notes will contain a legend substantially to the following effect:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) or (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

6.
If we are acquiring any of the Notes as a fiduciary or agent for one or more investor accounts, we represent that we have sole investment discretion with respect to each such account and we have full power to make the foregoing acknowledgments, representations, warranties and agreements on behalf of each such investor account.

[signature page follows]

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

	Dated:	,
[Insert Name of Institutional Accredited Investor]

By:
Name:
Title:

EXHIBIT E
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT
GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ____, among ___________________ (the “Guaranteeing Subsidiary”), a subsidiary of The Sheridan Group, Inc. (or its permitted successor), a Maryland corporation (the “Issuer”), and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of April 15, 2011, providing for the issuance of 12.500% Senior Secured Notes due 2014 (the “Notes”);

WHEREAS, Section 11.4 of the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and a Guarantee pursuant to which any newly-acquired or created Guarantor shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and in such Guarantee; and

WHEREAS, pursuant to Section 9.3 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Joinder to Indenture.  Each of the parties hereto hereby agrees to become bound by the terms, conditions and other provisions of the Indenture with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as a Guarantor therein and as if such party executed the Indenture on the date thereof.

3.           Agreement to Guarantee.  The Guaranteeing Subsidiary irrevocably and unconditionally guarantees the Guarantee Obligations, which include (i) the due and punctual payment of the principal of, premium, if any, and Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) and Liquidated Damages, if any, on the Notes, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, an Excess Cash Flow Offer or otherwise, the due and punctual payment of interest on the overdue principal and premium, if any, and (to the extent permitted by law) interest on any Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on the Notes, and the due and punctual performance of all other obligations of the Issuer, to the Holders or the Trustee all in accordance with the terms set forth in Article XI of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, and Excess Cash Flow Offer or otherwise.

The obligations of Guaranteeing Subsidiary to the Holders and to the Trustee pursuant to this Supplemental Indenture and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of the Guarantee.

No direct or indirect stockholder, incorporator, controlling Person, employee, officer or director, as such, past, present or future of the Issuer, the Guarantors or any successor entity shall have any personal liability in respect of the Issuer’s obligations or the obligations of the Guarantors under the Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Collateral Agreements or the Intercreditor Agreement solely by reason of his, her or its status as such stockholder, incorporator, controlling Person, employee, officer or director, except that provision shall in no way limit the obligation of any Guarantor pursuant to any Guarantee of the Notes.

This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Guarantor and its successors and assigns until full and final payment of all of the Issuer’s obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Guarantee of payment and performance and not of collectibility.

The obligations of the Guaranteeing Subsidiary under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

4.           NEW YORK LAW TO GOVERN.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION, PRIORITY, ENFORCEMENT OF AND REMEDIES RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

5.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

6.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARY:
NAME:

By:
Name:
Title:

THE TRUSTEE:
BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:
Name:
Title:

EXHIBIT F

FORM OF INTERCREDITOR AGREEMENT

[attached]

F-1